UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant
☒
Filed by a party other than the Registrant
☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
FORTREA HOLDINGS INC.
(Name of Registrant as Specified in its Charter)
Not applicable.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Delivering solutions that bring life-changing treatments to patients faster and create lasting value for all our stakeholders

To Our Stockholders:

FORTREA HOLDINGS INC. 8 MOORE DRIVE, DURHAM, NORTH CAROLINA 27709

March 28, 2024

You are cordially invited to attend the 2024 Annual Meeting of Stockholders of Fortrea Holdings Inc. at 7:30 a.m. Eastern Time, on Tuesday, May 14, 2024, at The Mayton Inn, 301 South Academy Street, Cary, North Carolina 27511.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. If you would like to attend the Annual Meeting, please review the section called “Who Can Attend the Annual Meeting?” on page 5 of the proxy statement for more information about how to attend the meeting.

Proxy materials, which include a Notice of Internet Availability, proxy statement and proxy card are first being made available to stockholders of Fortrea Holdings Inc. on or about March 28, 2024. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card.

Thank you for your support.

Sincerely,

Thomas H. Pike

Chief Executive Officer and Chairman of the Board

Notice of Annual Meeting of Stockholders

The Annual Meeting of Stockholders (the “Annual Meeting”) of Fortrea Holdings Inc., a Delaware corporation (the “Company” or “Fortrea”), will be held at 7:30 a.m. Eastern Time, on Tuesday, May 14, 2024. The Annual Meeting will be held in person at The Mayton Inn, 301 South Academy Street, Cary, North Carolina 27511.

Date:

Tuesday, May 14, 2024

Time:

7:30 a.m. Eastern Time

Where:

The Mayton Inn, 301 S. Academy Street, Cary, North Carolina 27511

Record Date:

March 20, 2024

Holders of record of our Common Stock as of the close of business on March 20, 2024 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of these stockholders will be open to the examination of any stockholder at our principal executive offices at 8 Moore Drive, Durham, North Carolina 27709 for a period of ten days ending on the day prior to the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

1.	To elect Edward Pesicka and David Smith as Class I Directors to serve until the 2027 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

3.	To conduct an advisory vote to approve compensation for our named executive officers (“Say-on-Pay”);

4.	To conduct an advisory vote on the frequency of future advisory votes on executive compensation (“Say-on-Frequency”); and

5.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

By Order of the Board of Directors

Stillman Hanson

General Counsel and Corporate Secretary

Durham, North Carolina

March 28, 2024

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed postage-paid return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

FORTREA • 2024 Proxy Statement 1

Proxy Statement

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Fortrea Holdings Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Tuesday, May 14, 2024 (the “Annual Meeting”). Holders of record of shares of our Common Stock, $0.01 par value (“Common Stock”), as of the close of business on March 20, 2024 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 89,374,032 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

In this proxy statement, “Fortrea,” “Company,” “we,” “us,” and “our” refer to Fortrea Holdings Inc. and where applicable, our subsidiaries and predecessor entities.

This proxy statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are based on current expectations, forecasts, assumptions and other information available to Fortrea as of the date hereof. Forward-looking statements involve inherent risks and uncertainties, include statements regarding Fortrea’s expectations, beliefs, intentions, or strategies regarding the future, including with respect to business, financial, operational, compensation, and environmental, social and governance matters, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “should,” “seeks,” “approximately,” “estimate,” “goal,” “intend,” “may,” “plan,” “should,” “will,” and “would” or similar words. Fortrea’s actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Fortrea’s business, including if we do not generate a large number of net new business awards, or if net new business awards are delayed, terminated, reduced in scope, or fail to go to contract, if we are unable to contract with suitable investigators and recruit and enroll patients for clinical trials, our international operations could subject us to additional risks and expenses that could adversely impact our business or results of operations, and the risks and uncertainties discussed in Fortrea’s Annual Report on Form 10-K for fiscal year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2024 (“Annual Report on Form 10-K”) as well as Fortrea’s other filings with the SEC. Fortrea undertakes no obligation to revise or update any forward-looking statements made in this proxy statement, whether as a result of new information, future events or circumstances, or otherwise, except as required by law.

DATE & TIME: Tuesday, May 14, 2024 7:30 a.m. Eastern Time	HELD IN PERSON AT: The Mayton Inn, 301 S. Academy Street, Cary, North Carolina 27511	RECORD DATE: March 20, 2024

This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2023 (the “2023 Annual Report”) will be released on or about March 28, 2024 to our stockholders on the Record Date.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON TUESDAY, MAY 14, 2024

This Proxy Statement and our 2023 Annual Report are available at www.proxyvote.com

Where Can You Find More Information?

See “Questions and Answers about the 2024 Annual Meeting of Stockholders” on page 5.

References to our website in this proxy statement, the 2023 Annual Report or the Annual Report on Form 10-K are for the convenience of readers, and information available at or through our website is not a part of, nor is it incorporated by reference in, these documents.

Stockholders may obtain directions for accessing the meeting by visiting our website at www.fortrea.com.

2 2024 Proxy Statement • FORTREA

Proxy Statement

Proposals

At the Annual Meeting, our stockholders will be asked:

•	To elect Edward Pesicka and David Smith as Class I Directors to serve until the 2027 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

•	To conduct an advisory vote to approve compensation for our named executive officers (“Say-on-Pay Vote”);

•	To conduct an advisory vote on the frequency of future advisory votes on executive compensation (“Say-on-Frequency”); and

•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in their discretion.

Separation and Company Overview

On June 29, 2023, Fortrea and Laboratory Corporation of America Holdings (“Labcorp”) entered into a Separation and Distribution Agreement pursuant to which Labcorp agreed to spin-off its contract research organization business into Fortrea, a new, publicly traded company (the “Spin” or “Separation”). The Spin was effected through a pro-rata distribution of one share of Fortrea’s common stock for every share of Labcorp common stock held at the close of business on the record date of June 20, 2023. As a result, Fortrea became a standalone publicly traded company and its common stock is listed under the symbol “FTRE” on the Nasdaq Stock Market LLC (“Nasdaq”).

We are a leading global provider of clinical development and patient access solutions to the life sciences industry. We provide phase I-IV clinical trial management, clinical pharmacology, consulting services, differentiated technology enabled trial solutions and post-approval services. Our talented and diverse team of approximately 18,000 people working in more than 90 countries is scaled to deliver focused and agile solutions to customers globally.

Recommendations of the Board

The Board of Directors (the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted in accordance with the Board’s recommendations which are as follows:

Proposals	Board Recommendation

1. To elect Edward Pesicka and David Smith as Class I Directors to serve until the 2027 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified	FOR

2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024	FOR

3. To conduct an advisory vote to approve compensation for our named executive officers (“Say-on-Pay Vote”)	FOR

4. To hold an advisory vote on the frequency of future advisory votes on executive compensation (“Say-on-Frequency Vote”)	ONE YEAR

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in their discretion.

FORTREA • 2024 Proxy Statement 3

Proxy Statement

Information About This Proxy Statement

Why you received this proxy statement. You are viewing or have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of SEC and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Fortrea is making this proxy statement and its 2023 Annual Report available to its stockholders electronically via the Internet. On or about March 28, 2024, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2023 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2023 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single Internet Notice or set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Internet Notice or one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Internet Notice or proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Internet Notice or proxy materials, contact Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Internet Notices or proxy materials for your household, please contact Broadridge at the above phone number or address.

4 2024 Proxy Statement • FORTREA

Questions and Answers about the 2024 Annual Meeting of Stockholders

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is March 20, 2024. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 89,374,032 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. That is, shares are registered in your name with our transfer agent. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares at the Annual Meeting, unless you obtain a legal proxy from your bank or brokerage firm, signed on behalf of the broker or nominee, granting you authority to vote the shares.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

Who can attend the Annual Meeting?

We will be hosting the Annual Meeting in person. The meeting will start at 7:30 a.m. Eastern Time on May 14, 2024. You may attend the Annual Meeting only if you are a Fortrea stockholder who is entitled to vote at the Annual Meeting or if you hold a valid proxy for the Annual Meeting.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, the presiding officer of the Annual Meeting may postpone or adjourn the Annual Meeting until a quorum is present or represented.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope.

How do I vote?

Whether you plan to attend the annual meeting or not, we recommend that stockholders vote by proxy. If you are a stockholder of record, there are three ways to vote by proxy:

•	By Internet or by Telephone—You can vote by Internet or telephone by following the instructions on the proxy card.

FORTREA • 2024 Proxy Statement 5

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING OF STOCKHOLDERS

•	By Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

•	In person at the meeting—If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 13, 2024. If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares at the Annual Meeting, you should contact your bank or broker to obtain a legal proxy.

Can I change my vote after I submit my proxy?

Yes.

If you are a record stockholder (i.e., your shares are registered in your name with our transfer agent), you may revoke your proxy and change your vote:

•	by delivering to our Corporate Secretary a duly executed new proxy bearing a later date;

•	by granting a subsequent proxy through the Internet or telephone;

•	by delivering a revocation of the proxy to our Corporate Secretary prior to or when the vote is taken; or

•	by voting in person at the Annual Meeting.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary before your proxy is voted or you vote at the Annual Meeting.

If your shares are held in street name (i.e., through a broker or bank), you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote in person at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot.

Who will count the votes?

Broadridge Financial Solutions, our independent proxy tabulator, will count the votes. Stillman Hanson, our General Counsel and Corporate Secretary, or his designee, will act as inspector of elections for the Annual Meeting.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 3 of this proxy statement, along with the description of each proposal in this proxy statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in their discretion.

6 2024 Proxy Statement • FORTREA

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Abstentions and Broker Non-Votes

Proposal 1: Election of Directors	The majority of the votes cast. This means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election.	Abstentions and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the shares present or represented by proxy and entitled to vote on the matter.	Abstentions will have the same effect as votes against. We do not expect any broker non-votes on this proposal.

Proposal 3: Approval, on an advisory basis, of the compensation of our named executive officers	The affirmative vote of the holders of a majority in voting power of the shares present or represented by proxy and entitled to vote on the matter.	Abstentions will have the same effect as votes against. Broker non-votes will not be counted as votes “for” or “against” this proposal.

Proposal 4: Approval, on an advisory basis, of the frequency of future advisory votes on named executive officer compensation	The affirmative vote of the holders of a majority in voting power of the shares present or represented by proxy and entitled to vote on the matter.	Abstentions will have the same effect as votes against. Broker non-votes will not be counted as votes “for” or “against” in this proposal.

What is an abstention and how will abstentions be treated?

An “abstention,” in the case of the proposals regarding the election of a director, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, the advisory vote on the compensation of our named executive officers (“Say-on-Pay Vote”), and the advisory vote on the frequency of future advisory votes on named executive officer compensation (“Say-on-Frequency Vote”) represents a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Abstentions are not counted as votes cast and therefore will have no effect on determining whether the required majority vote has been attained on the election of a director. Abstentions have the same effect as votes against the ratification of the appointment of Deloitte & Touche LLP and the Say-on-Pay Vote or Say-on-Frequency Vote.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of a director or the Say-on-Pay Vote or the Say-on-Frequency Vote. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

FORTREA • 2024 Proxy Statement 7

Proposal 1: Election of Directors

At the Annual Meeting, two (2) Class I Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2027 and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

We currently have seven (7) directors on our Board, including two (2) Class I Directors. Our current Class I Directors are Edward Pesicka, who has served on our Board since June 29, 2023, and David Smith, who has served on our Board since June 15, 2023. The Board has nominated Edward Pesicka and David Smith for election as Class I Directors at the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.

Each share of Common Stock is entitled to one vote on each of the director nominees and one vote on each other matter that is properly presented at the 2024 Annual Meeting. In accordance with Fortrea’s Amended and Restated Bylaws (the “Bylaws”), director nominees in an uncontested election must receive a majority of the votes cast to be elected, which under the Bylaws means that the number of shares voted “FOR” a director must exceed 50% of the votes cast with respect to that director. The Board has adopted a policy under which an incumbent director who does not receive the required vote for election as provided in the Bylaws will submit their resignation for consideration by the Board. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

As set forth in our Amended and Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election, except as described below. The current class structure is as follows: Class I, whose current term expires at the Annual Meeting and whose new term will expire at the 2027 Annual Meeting; Class II, whose current term expires at the 2025 Annual Meeting and whose subsequent term will expire at the 2028 Annual Meeting; and Class III, whose current term expires at the 2026 Annual Meeting and whose subsequent term will expire at the 2028 Annual Meeting. Commencing at the 2028 Annual Meeting and at all subsequent Annual Meetings, the Board will no longer be classified, and all directors will be elected for a term of office to expire at the next succeeding Annual Meetings. The current Class II Directors are Betty Larson and Dr. Amrit Ray and the current Class III Directors are Thomas Pike, R. Andrew Eckert, and Peter M. Neupert.

There are no family relationships among any of our executive officers or directors. For information regarding each of their compensation arrangements, see “Director Compensation” and “Executive Compensation.”

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented thereby for the election as Class I Directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve, or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

Vote Required

Directors are elected by a majority of the votes cast at the meeting. If a quorum is present, a director nominee will be elected if the number of shares voted “for” a director nominee’s election exceeds 50% of the number of votes cast with respect to that director nominee’s election. As discussed above, if your broker holds shares in your name and delivers this proxy statement to you, the broker is not entitled to vote your shares on this proposal without your instructions. Abstentions and broker non-votes are not counted as votes cast and therefore will have no effect on determining whether the required majority vote has been attained.

If an incumbent director does not receive “For” votes that constitute a majority of the votes cast, the director must offer to submit his or her resignation and the Board will decide whether to accept the offer to resign.

8 2024 Proxy Statement • FORTREA

PROPOSAL 1: ELECTION OF DIRECTORS

Director Candidate Qualifications

When evaluating prospective candidates for director, the Nominating, Corporate Governance and Compliance Committee establishes and recommends to the Board the appropriate skills and characteristics required of Board members for the selection of new directors, and evaluates the qualifications of potential candidates for director, including any nominees submitted by stockholders. The Nominating, Corporate Governance and Compliance Committee also evaluates director independence and diversity. Our current directors’ primary skills and experiences are highlighted in the following matrix. The matrix is intended as a high-level summary and not an exhaustive list of each director’s skills or contributions to our Board.

Experience, Expertise or Attribute	Thomas Pike	Andy Eckert	Peter Neupert	Betty Larson	David Smith	Amrit Ray	Edward Pesicka

General Management and Business Operations	X	X	X	X	X	X	X

CEO Experience	X	X	X				X

CFO Experience					X		X

Technology	X	X	X

Finance/Accounting	X	X	X		X		X

Mergers and Acquisitions	X	X	X	X	X	X	X

Risk Management	X		X	X	X		X

International Business	X	X	X	X	X	X	X

Healthcare/Drug Development	X	X	X	X	X	X	X

Human Resources				X

Quality and Regulatory						X

Diversity				X		X

Science and Medicine	X				X	X

Spin Experience		X		X	X	X

NOMINEES FOR CLASS I DIRECTORS (TERMS TO EXPIRE AT THE 2027 ANNUAL MEETING)

The current members of the Board who are also nominees for election to the Board as Class I Directors are as follows:

Name	Age	Served as a Director Since	Position with Fortrea
Edward Pesicka	57	2023	Director
David Smith	58	2023	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director Nominee for election at the 2024 Annual Meeting are as follows:

Age: 57 Director Since: June 29, 2023

Edward Pesicka

Mr. Pesicka was appointed to our Board of Directors in connection with the Spin. Since March 2019, Mr. Pesicka has served as President and Chief Executive Officer, as well as on the board of directors, of Owens & Minor, Inc., a global healthcare solutions company. From January 2016 until March 2019, Mr. Pesicka was an independent consultant and advisor in the healthcare, life science and distribution industries. From January 2000 until April 2015, Mr. Pesicka served in various roles of increasing responsibility at Thermo Fisher Scientific Inc., an American supplier of scientific instrumentation, reagents and consumables and software services, including Chief Commercial Officer and Senior Vice President from January 2014 to April 2015. Prior to Thermo Fisher Scientific, Mr. Pesicka spent eight years with TRW, Inc., an aerospace company, in its finance department and three years with PricewaterhouseCoopers as an auditor. Mr. Pesicka earned an MBA from Weatherhead School of Management at Case Western Reserve University and a BA in Business Administration and Management from Muskingum College. Since 2019, Mr. Pesicka has served as a director of Owens & Minor, Inc.

FORTREA • 2024 Proxy Statement 9

PROPOSAL 1: ELECTION OF DIRECTORS

Age: 58 Director Since: June 15, 2023

David Smith

Mr. Smith was appointed to our Board of Directors in connection with the Spin. Mr. Smith has over 25 years of pharmaceutical industry experience. Mr. Smith served as Executive Vice President and Chief Financial Officer for Charles River Laboratories International, Inc., an American pre-clinical contract research organization supporting the global pharmaceutical industry. Mr. Smith joined Charles River in April 2014 through their acquisition of the Galapagos Services Division, which was carved out from its parent company Galapagos NV, a Belgium pharmaceutical research company. Mr. Smith served as the Chief Executive Officer for that division and, on its acquisition, continued to manage its operation as Corporate Vice President at Charles River. In October that year, Mr. Smith was promoted to Corporate Senior Vice President with responsibilities for all Discovery Services at Charles River. In the following February, he was nominated as the successor to the incumbent Chief Financial Officer, formerly taking the helm in August 2015, a post Mr. Smith held until his retirement in May 2022. During Mr. Smith’s tenure as Chief Financial Officer, Charles River entered the S&P 500 in May 2021. Previously, Mr. Smith also served as Chief Financial Officer at Cambridge University Hospitals in the United Kingdom and Galapagos NV. He held management positions at AstraZeneca in the Netherlands, Hungary, Sweden and the U.K. and held a variety of leadership roles, including in the R&D division where he helped determine which molecules progressed through the pipeline. Mr. Smith trained as a Chartered Accountant in the U.K., with what is now called PwC, before relocating with the firm to Dubai. Mr. Smith obtained his Bachelor of Sciences Honors degree in Molecular Biophysics at the University of Leeds, UK.

CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2025 ANNUAL MEETING)

The current members of the Board who are Class II Directors are as follows:

Name	Age	Served as a Director Since	Position with Fortrea
Dr. Amrit Ray	51	2023	Director
Betty Larson	48	2023	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

Age: 51 Director Since: June 29, 2023

Dr. Amrit Ray

Dr. Ray was appointed to our Board of Directors in connection with the Spin. Dr. Ray has over 25 years of biopharmaceutical industry experience. Dr. Ray is a physician researcher and advisor to life sciences companies. From March 2022 until December 2022, Dr. Ray served as the Chief Patient Officer at Biohaven Pharmaceuticals, a biopharmaceutical company. From 2017 until January 2021, Dr. Ray served as the Global President, Head of R&D and Medical, overseeing all aspects of R&D worldwide for the Essential Health and later Upjohn divisions at Pfizer, a biopharmaceutical company. Previously from 2009-2017, Dr. Ray served in positions of increasing responsibility including as the Chief Medical Officer and as the Chief Safety Officer for global pharmaceuticals at Johnson & Johnson, a healthcare company. Dr. Ray earned degrees in Immunology and in Medicine at Edinburgh University, and an MBA from the Tuck School of Business at Dartmouth College. Dr. Ray is a Visiting Professor of Practice at the Faculty of Medical Sciences of Newcastle University, UK, and serves on the Board of Trustees at The Hastings Center for Bioethics. Since 2022, Dr. Ray has served as a director of Ultragenyx Pharmaceutical Inc., a biopharmaceutical company.

10 2024 Proxy Statement • FORTREA

PROPOSAL 1: ELECTION OF DIRECTORS

Age: 48 Director Since: June 29, 2023

Betty Larson

Ms. Larson was appointed to our Board of Directors in connection with the Spin. Since 2023, Ms. Larson has served as Chief People Officer of GE HealthCare Technologies Inc., a medical technology, pharmaceutical diagnostics and digital solutions company. From March 2022 until January 2023, Ms. Larson served as the Chief People Officer of GE’s Healthcare business. Since early 2022, Ms. Larson has been directly involved in leading the HR, Communications and Corporate Marketing organizations for GE HealthCare which spun-out from GE in January of 2023. Leading teams responsible for the development and activation of the new company brand, purpose and culture. From 2017 until 2022, Ms. Larson served as executive Vice President and Chief Human Resources Officer at Becton, Dickinson and Company, a global medical technology company. In 2017 and through 2018, Ms. Larson played a key role in the $24 billion acquisition of C.R. Bard, Inc. and was directly accountable for HR and Communications following acquisition and through integration. While also at Becton Dickinson, Ms. Larson was on the Steering Committee and responsible for all HR, Communications and Social Investing decisions related to the spin-out of Becton’s diabetes business, now Embecta a public company since 2022. Prior to that role, Ms. Larson served as Chief Human Resources Officer for C. R. Bard, Inc, a leading medical technology company in the fields of vascular, urology and surgical specialty products. She started her career at Baxter International, an American multinational healthcare company, where she held a variety of leadership roles during her 16-year tenure. Ms. Larson earned a bachelor’s degree in psychology and a master’s degree in human resources from the University of Illinois, and an MBA from Northwestern University. Ms. Larson recently tendered her offer to resign from the Board in connection with an upcoming significant change in her principal occupation, as required by our Corporate Governance Guidelines. In the event the Board accepts Ms. Larson’s offer to resign, we intend to initiate a search for a director to fill any vacancy upon Ms. Larson’s departure.

CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2026 ANNUAL MEETING)

The current members of the Board who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Position with Fortrea
Thomas Pike	64	2023	Chief Executive Officer and Chairman of the Board
R. Andrew Eckert	62	2023	Lead Independent Director
Peter M. Neupert	68	2023	Director

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

Age: 64 Director Since: June 29, 2023

Thomas Pike

Mr. Pike has served as our Chief Executive Officer and Chairman of our Board of Directors since the Spin. Mr. Pike has more than 30 years of industry experience. Mr. Pike joined Labcorp in January 2023 as president and chief executive officer of its Drug Development, Clinical Development and Commercialization Services business unit. Prior to joining Labcorp, he co-founded, advised and served as a director for several healthcare and technology services companies, including companies with a focus on patients and clinical research sites from 2017 to 2023. Prior to that, Mr. Pike served as CEO and board member of Quintiles Transnational Holdings, Inc. (“Quintiles”), a leading fully integrated biopharmaceutical services company offering clinical, commercial and consulting solutions worldwide. Under Mr. Pike’s leadership, Quintiles was named one of the world’s Most Ethical Companies and Most Admired Companies by Fortune magazine. During his tenure, he also led the launch of Q2 Solutions, a clinical trial laboratory services organization, in a joint-venture transaction. Mr. Pike led Quintiles through a successful IPO, helping it grow into a Fortune 500 company with 36,000 employees worldwide. Mr. Pike retired as vice chairman of the merged Quintiles and IMS Health. Prior to Quintiles, Mr. Pike had a distinguished career at Accenture in executive roles, including Chief Risk Officer and Managing Director of the North America Health and Products business areas. Prior to that, he was the global Chief Operating Officer for Accenture’s Resources operating group, and he also served as Accenture’s Chief Strategy Officer and a member of the executive leadership team for Accenture’s IPO in July 2001. Earlier, he was at McKinsey & Company and, since 2019, serves on the board of Martin Marietta Materials, Inc. Mr. Pike earned his Bachelor of Science in accounting from the University of Delaware.

FORTREA • 2024 Proxy Statement 11

PROPOSAL 1: ELECTION OF DIRECTORS

Age: 62 Director Since: June 29, 2023

R. Andrew Eckert

Mr. Eckert was appointed to our Board of Directors in connection with the Spin. Since December 2022, Mr. Eckert has served as a Senior Advisor to Permira, a global private equity firm. Mr. Eckert served as the Chief Executive Officer of Zelis Inc., a provider of healthcare cost management and payment solutions, from August 2020 until August 2021, and as the President and Chief Executive Officer of Acelity L.P., a global wound care company, from 2017 until October 2019. Mr. Eckert earned an MBA from Stanford University Graduate School of Business and a BS in Industrial Engineering from Stanford University. Since January 2016, Mr. Eckert has served as director of Becton, Dickinson and Company, a global medical technology company. In addition, Mr. Eckert’s prior board service includes Varian Medical Systems, Inc., a medical device and software company, where he served as a director from 2005 to 2014 and as Chairman of the Board from 2014 to 2021.

Age: 68 Director Since: June 29, 2023

Peter M. Neupert

Mr. Neupert was appointed to our Board of Directors in connection with the Spin. Mr. Neupert served as an Operating Partner at Health Evolution Partners, a private equity fund, from February 2012 to July 2014. Prior to joining Health Evolution Partners, Mr. Neupert served as Corporate Vice President, Health Solutions Group at Microsoft from August 2005 to January 2012, and as the Chief Executive Officer and Chairman of the board of directors of Drugstore.com, which he joined in July 1998. Prior to drugstore.com, Mr. Neupert was Corporate Vice President for News and Publishing at Microsoft, where he created and led MSNBC.com and MSNBC Cable and managed Microsoft’s other online publishing entities including Slate.com. Since 2013, Mr. Neupert has served as a director of Labcorp and as a director of Adaptive Biotechnologies Corporation. Mr. Neupert previously served as a member of the board of directors of NextGen Healthcare, Inc., a public software company, and several private companies. Mr. Neupert served as a member of the Board of Trustees of Fred Hutchinson Cancer Research Center from June 2007 to June 2020. Mr. Neupert holds an MBA from the Tuck School of Business at Dartmouth College and a BA in Philosophy from Colorado College.

12 2024 Proxy Statement • FORTREA

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. The Labcorp Audit Committee engaged Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal years ending December 31, 2022, and December 31, 2023 and the Fortrea Audit Committee ratified the engagement for fiscal year 2023 after the Spin. Our Board has directed that the appointment for the fiscal year ending December 31, 2024 be submitted to our stockholders for ratification. Although ratification of our appointment of Deloitte & Touche LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of Deloitte & Touche LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent registered public accounting firm for the fiscal year ending December 31, 2025. Even if the appointment of Deloitte & Touche LLP is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the interests of the Company.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the shares present and entitled to vote on the matter. Abstentions have the same effect as votes against the proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Deloitte & Touche LLP, we do not expect any broker non-votes in connection with this proposal.

FORTREA • 2024 Proxy Statement 13

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2023 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) standards.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by applicable requirements of the PCAOB describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Fortrea Holdings Inc.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. This report is provided by the following independent directors, who comprise the committee:

The Audit Committee

David Smith (Chair)

Peter M. Neupert

Edward Pesicka

Dr. Amrit Ray

14 2024 Proxy Statement • FORTREA

Independent Registered Public Accounting Firm Fees and Other Matters

Deloitte & Touche LLP (“Deloitte”) began serving as our independent registered public accounting firm in fiscal year 2023. The following table summarizes the fees of Deloitte and its subsidiaries and affiliates billed to us for services rendered during 2023. Prior to the Spin, Labcorp paid any audit or tax fees related to Fortrea’s business. As a result, the amounts reported below are not necessarily representative of the fees we expect to pay Deloitte in future years. All Deloitte services for 2023 were approved in advance by our Audit Committee, or prior to the Spin by Labcorp’s Audit Committee and ratified by Fortrea’s Audit Committee.

Fee Category	2023
Audit Fees (1)	$3,098,273
All Other Fees (2)	$26,895
Total Fees	$3,125,168

(1)

“Audit Fees” include fees incurred for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q, and services that were normally provided by Deloitte in connection with statutory and regulatory filings or engagements.

(2)	“All Other Fees” are fees incurred for any services not included in the other categories of fees. “All Other Fees” consisted of accounting research software and professional development services.

All audit and non-audit services to be performed by our independent registered public accounting firm must be approved in advance by the Audit Committee. As permitted by SEC rules, the Audit Committee also has delegated to each of its members, acting singly, the authority to pre-approve any audit or non-audit services if the need for pre-approval arises between regularly scheduled meetings. Such interim approvals, together with full documentation, are presented to the Audit Committee at its next scheduled meeting.

As early as practicable in each fiscal year, the independent registered public accounting firm provides to the Audit Committee a schedule of the audit and other services that the independent registered public accounting firm expects to provide or may provide during the year. The schedule must be specific as to the nature of the proposed services, the proposed fees and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the year. A schedule of additional services proposed to be provided by the independent registered public accounting firm, or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule must be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.

Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. The Audit Committee has considered the compatibility of non-audit services performed by Deloitte with its independence and has concluded that the provision of non-audit services by Deloitte is compatible with that firm maintaining its independence from us and our management.

FORTREA • 2024 Proxy Statement 15

Named Executive Officers

The following table identifies our current named executive officers, who are all of our executive officers:

Name	Biographical Information
Thomas Pike Age: 64 Chief Executive Officer and Chairman of the Board	See biography on page 11 of this proxy statement.

Jill McConnell Age: 50 Chief Financial Officer	Jill McConnell has served as our Chief Financial Officer since the Spin and previously served as Chief Financial Officer of the Labcorp Drug Development Segment since 2018. In the approximately 20 years prior to 2018, Ms. McConnell served in a variety of finance roles of increasing responsibility at GSK, a British multinational pharmaceutical and biotechnology company, including Senior Vice President and Chief Financial Officer of its ViiV Healthcare division and Vice President and Head of Finance of its US Pharmaceuticals division, among others. Ms. McConnell received a BA degree from Gettysburg College, and an MBA, Health & Medical Services from Saint Joseph’s University.

Mark Morais, Age: 48 Chief Operating Officer and President, Clinical Services	Mark Morais has served as our Chief Operating Officer and President, Clinical Services, since the Spin. Previously, Mr. Morais served as President of Clinical Services and Commercial Solutions, within the Labcorp Drug Development Segment, since September 2020 and Chief Operating Officer and President of Labcorp Clinical Development, since October 2022. Prior to September 2020, Mr. Morais served as Senior Vice President Strategic Deal Development, Enterprise Client Solutions and Alliance Management at Covance, Labcorp’s drug development company, from May 2018 to September 2020 and from December 2016 to May 2018 he served as Covance’s Vice President of Strategic Deal Development and Pricing. Prior to Covance, Mr. Morais also served in various positions of increasing responsibility at Quintiles from April 2001 to January 2017. Mr. Morais earned a BS degree from North Carolina State University.

16 2024 Proxy Statement • FORTREA

Corporate Governance

General

Our Board has adopted Corporate Governance Guidelines, a Code of Conduct and Ethics, a Supplier Code of Conduct, and charters for our Audit Committee, Management Development and Compensation Committee, and Nominating, Corporate Governance and Compliance Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, our Code of Conduct and Ethics, and our Supplier Code of Conduct in the “Governance” section of the “Investors” page of our website located at www.fortrea.com, or by writing to our Corporate Secretary at our offices at 8 Moore Drive, Durham, North Carolina 27709.

Board Composition

Our Board currently consists of seven members: Edward Pesicka, David Smith, Dr. Amrit Ray, Betty Larson, Thomas Pike, Peter M. Neupert, and R. Andrew Eckert. Ms. Larson recently tendered her offer to resign from the Board in connection with an upcoming significant change in her principal occupation, as required by our Corporate Governance Guidelines. In the event the Board accepts Ms. Larson’s offer to resign, we intend to initiate a search for a director to fill any vacancy upon Ms. Larson’s departure. As set forth in our Amended and Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms that will transition to a Board that is not classified as of the 2028 Annual Meeting. As part of that transition, at the Annual Meeting, the Class I directors will be elected for a term of office to expire at the 2027 Annual Meeting. At the 2025 Annual Meeting, the Class II directors will be elected for a term of office to expire at the 2028 Annual Meeting. At the 2026 Annual Meeting, the Class III directors will be elected for a term of office to expire at the 2028 Annual Meeting. At the 2027 Annual Meeting, the Class I directors will be elected for a term of office to expire at the 2028 Annual Meeting. Commencing at the 2028 Annual Meeting of Stockholders and at all subsequent Annual Meetings, the Board will no longer be classified, and all directors will be elected for a term of office to expire at the next succeeding Annual Meeting. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered terms ending at the 2028 Annual Meeting may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause, at a meeting called for that purpose.

Board Diversity Matrix (as of March 28, 2024)

The following matrix is provided as required by the board diversity rules of Nasdaq. The information has been self-identified by our current directors.

Board Size: 7

Total Number of Directors*: 7

	Female	Male

Part I: Gender Identity

Directors	1	6

Part II: Demographic Background

Asian	—	1

White	1	5

*	Total includes both management and current non-management directors.

FORTREA • 2024 Proxy Statement 17

CORPORATE GOVERNANCE

Director Independence

All of our directors, other than Thomas Pike, qualify as “independent” in accordance with the listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. Mr. Pike is not independent because he is the Chief Executive Officer of Fortrea.

Director Candidates

In June 2023, the Board established a Nominating, Corporate Governance and Compliance Committee and adopted a committee charter. For more information, see “Committees of the Board—Nominating, Corporate Governance and Compliance Committee.”

With respect to facilitating the search process for director candidates, the Nominating, Corporate Governance and Compliance Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates, including the sole authority to approve the search firm’s fees and other retention terms. The Nominating, Corporate Governance and Compliance Committee also has the authority to obtain advice and assistance from internal or outside legal, accounting or other advisors. Once potential candidates are identified, the Nominating, Corporate Governance and Compliance Committee evaluates the qualifications of potential candidates for director, including any nominees submitted by stockholders under and in accordance with the provisions of our bylaws and applicable laws and regulations.

In evaluating the suitability of individual candidates, the Nominating, Corporate Governance and Compliance Committee may consider many factors, including: (i) minimum individual qualifications, including a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments, and (ii) all other factors it considers appropriate, which may include experience in corporate management, experience as a board member of other public companies, relevant professional or academic experience, leadership skills, financial and accounting background, executive compensation background, diversity and whether the candidate has the time required to fully participate as a director of the Company. The Nominating, Corporate Governance and Compliance Committee includes diversity, age, background, skills, tenure, and expertise as part of its search criteria, consistent with the requirement for relevant and diverse experience, skills and industry familiarity. Our Corporate Governance Guidelines provide that the Board should monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of our business and structure.

Stockholders may recommend individuals to the Board for consideration as potential director candidates by submitting the names of the recommended individuals, together with all information with respect to such proposed nominee required to be set forth in a stockholder’s notice pursuant to Bylaw 10(b)(i), all information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) under the Exchange Act, a reasonably detailed description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings during the past three years, a completed questionnaire with respect to the identity, background and qualification of the proposed nominee and the background of any other person or entity on whose behalf the nomination is being made, and a written representation and agreement pursuant to Bylaw 10(b)(ii)(E) and any other materials required by Bylaw 10(b) of our Bylaws, to the Board of Directors, c/o Corporate Secretary, Fortrea Holdings Inc., 8 Moore Drive, Durham, North Carolina 27709. Bylaw 10(b) of our Bylaws outlines the specific requirements for stockholders who wish to nominate individuals for election as directors. The nomination notice required by the Bylaws must be delivered not later than the 90th day, nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting, subject to the other conditions in the Bylaws. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Board will evaluate stockholder recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

18 2024 Proxy Statement • FORTREA

CORPORATE GOVERNANCE

Stockholder Engagement

We value our stockholders’ perspectives, and we proactively conduct investor outreach throughout the year to provide us with an understanding of the priorities that matter most to our stockholders. We engage with stockholders through various outreach initiatives, including: (i) quarterly earnings releases with corresponding conference calls and webcasts; (ii) regular reports filed with the SEC, including annual and quarterly reports; (iii) participation in investor conferences and non-deal roadshows; (vi) in-person and virtual meetings with current and prospective investors and research analysts; and (v) proactive outreach to institutional investors, pension funds and governance professionals.

After the Spin, we held an investor day in July 2023 and conducted over 400 meetings with the investment community. We also engaged with current stockholders holding over 75% of our shares in the aggregate, while also reaching out to prospective investors. In addition to our quarterly earnings presentations, we presented at four sell-side conferences and conducted one non-deal roadshow with institutional investors at the Company. Along with discussing business results and initiatives, strategy, and capital structure, we talked with investors regarding a number of other topics essential to our business and the Company, including risk management and environmental, social and governance (ESG) matters. Our executives share insights from these interactions with our Board regularly.

Communications from Stockholders

Stockholders and other interested parties who desire to send a communication to members of the Board of Directors, its Chairman, its Lead Independent Director, its committees or any Director, may submit their communication by mail addressed to the attention of the Board of Directors, c/o Corporate Secretary, Fortrea Holdings Inc., 8 Moore Drive, Durham, North Carolina 27709.

Any communication should clearly specify the intended recipient. The office of the Corporate Secretary will receive the correspondence and forward it to the intended recipient unless the communication is an advertisement or other commercial solicitation or communication, obviously frivolous or obscene, unduly hostile, threatening or illegal, or is related to trivial matters (in which case it will be delivered to the intended recipient for review at the next regularly scheduled Board meeting).

Board Leadership Structure and Role in Risk Oversight

Our Board exercises its discretion in combining or separating the roles of Chairman of the Board and Chief Executive Officer as it deems appropriate in light of prevailing circumstances. We believe that we, like many U.S. companies, are well-served by a flexible leadership structure. Thomas Pike, our Chief Executive Officer, serves as Chairman of the Board. Our Board has determined that combining the roles of Chairman of the Board and Chief Executive Officer is best for our Company and its stockholders at this time because it promotes unified leadership by Mr. Pike and allows for a single, clear focus for management to execute our strategy and business plans. Our Board is comprised of individuals with extensive experience in finance, the healthcare industry and public company management and, with the exception of Mr. Pike, is comprised of directors who meet the independence standards of Nasdaq. For these reasons and because of the strong leadership of Mr. Pike as Chairman of the Board and Chief Executive Officer, our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Our Corporate Governance Guidelines provide that, if the Company does not qualify as a “controlled company” within the meaning of the Nasdaq rules, whenever our Chairman is not an Independent Director, the Board will elect one of the Board’s Independent Directors to serve as the Lead Independent Director. The Lead Independent Director is responsible for coordinating the activities of the Independent Directors and shall perform such other duties and responsibilities as the Board may determine, including: presiding at executive sessions of the Board; reporting the results of the executive sessions to the Chairman; providing feedback from executive sessions to the Chairman; serving as a liaison between the Chairman and the other Directors; advising the Chairman with respect to the schedule, agenda and information for Board meetings; advising the Chairman with respect to consultants who report directly to the Board; and being available, as appropriate, to communicate with the Company’s stockholders. Appointment of a Lead Independent Director, however, is not intended to diminish the role of the Chairman of the Board or the various Committee Chairs or the interaction between the directors and the Chairman. The Chairman, who presides at all meetings of the Board, takes the lead role in the boardroom. The Chair of each Board committee takes the lead on matters falling within the committee’s purview. The full list of responsibilities of our Lead Independent Director may be found in our Corporate Governance Guidelines. In June 2023, the independent directors elected R. Andrew Eckert as Lead Independent Director, and Mr. Eckert was reappointed to the role in March 2024.

FORTREA • 2024 Proxy Statement 19

CORPORATE GOVERNANCE

Risk assessment and oversight are an integral part of our governance and management processes. Our management is responsible for our day-to-day risk management activities. Our Board oversees the implementation of risk mitigation strategies by management and encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Examples of these risks include, but are not limited to, legal risks, economic risks, business operations risks, regulatory compliance risks, cybersecurity risks and reputational risks. With respect to the Board’s oversight of cybersecurity risks, which is set forth in greater detail below, the Board receives, at least twice per year, from management and our information systems officers, fulsome reports on our information systems, the cybersecurity landscape and cyber actors and threats.

Throughout the year, senior management reviews these and other risks with the Board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. Our Board administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Periodic Board Evaluation

Our Corporate Governance Guidelines require the Board to oversee a periodic assessment of the Board and its committees. The Company’s first periodic assessment of the Board and its committees is scheduled to take place in 2024. The Board of Directors and committees will conduct self-evaluations to assess the qualifications, attributes, skills and experience represented on the Board and to determine whether the Board and its committees are functioning effectively. The Nominating, Corporate Governance and Compliance Committee will receive input on the Board’s performance from directors and, through its Chair, discuss the input with the full Board and oversee the full Board’s review of its performance. The self-assessments focus on the Board’s and committees’ contribution to the Company and on areas in which the Board or management believes that the Board or any of its committees could improve. The Board and the Nominating, Corporate Governance and Compliance Committee will use the self-evaluations in making determinations regarding which directors will be nominated for election at the Annual Meeting. The Board and committee evaluation process also informs Board and committee composition, which includes evolution of the director skills and experience qualifications criteria to meet the current and anticipated needs of the business.

Code of Conduct and Ethics

We have a written Code of Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Code in the “Governance” section of the “Investors” page of our website located at www.fortrea.com. In addition, we intend to post on our website all disclosures that are required by law or the rules of Nasdaq concerning any amendments to, or waivers from, any provision of the Code.

Attendance by Members of the Board of Directors at Meetings

There were four (4) meetings of the Board during the fiscal year ended December 31, 2023. During the fiscal year ended December 31, 2023, all members of the Board of Directors attended all meetings of the Board and all non-employee directors attended all executive sessions of meetings of the Board without the presence of management. In 2023, all directors attended 100% of the meetings of the committees on which the director served.

Under our Corporate Governance Guidelines, which are available in the “Governance” section of the “Investors” page of our website located at www.fortrea.com, a director is expected to devote the time necessary to appropriately discharge their responsibilities and to prepare for and, to the extent possible, attend and participate in all meetings of the Board and of Board committees on which they serve. Each director is also expected to attend the annual meeting of stockholders.

20 2024 Proxy Statement • FORTREA

Committees of the Board

Our Board has established three standing committees, Audit, Management Development and Compensation, and Nominating, Corporate Governance and Compliance, each of which operates under a written charter that has been approved by our Board. All of the members of each of the Board’s three standing committees are independent as defined under the Nasdaq rules and any applicable heightened standards required for each committee. Thomas Pike, as our Chairman and Chief Executive Officer, does not serve on any of our standing committees.

The current members of each of the Board committees and committee Chairs are set forth in the following chart.

Name	Audit	Management Development and Compensation	Nominating, Corporate Governance and Compliance

Thomas Pike

R. Andrew Eckert		Chair	X

Betty Larson		X	X

Peter M. Neupert*	X		Chair

Edward Pesicka*	X	X

Dr. Amrit Ray	X		X

David Smith*	Chair	X

*The Board of Directors has determined that Mr. Smith, Mr. Pesicka, and Mr. Neupert are each an “audit committee financial expert” as defined under the SEC rules and regulations.

Audit Committee

The purpose of our Audit Committee is to assist the Board in its oversight of our accounting and financial reporting processes and the audit of our financial statements, the integrity of our financial statements, compliance with legal and regulatory requirements, the independence and qualifications of the independent auditor, the performance of our internal audit function and independent auditor, and other activities typical of an audit committee. The Audit Committee’s role also includes oversight as it relates to enterprise risk management and cybersecurity risk. In fulfilling its purpose, our Audit Committee has the following principal duties:

•	selecting, compensating, and overseeing the independent auditors of the Company, and discharging or replacing the independent auditors;

•

reviewing the annual audited financial statements with management and the independent auditors, including (a) major issues regarding accounting and auditing principles and practices, (b) our disclosures under “Management’s Discussion and Analysis of Results of Operations and Financial Condition,” and (c) the adequacy of internal controls that could significantly affect the Company’s financial statements;

•	reviewing analyses and reports prepared by management and the independent auditors of significant financial reporting issues and judgments and critical accounting policies and practices;

•

reviewing with management and the independent auditors our quarterly financial statements and our disclosures and recommending to the Board that the audited financial statements be included in our annual report on Form 10-K (the “Form 10-K”) and whether the Form 10-K should be filed with the SEC;

•	reviewing all related party transactions in accordance with our Related Party Transactions Policy, Nasdaq listing rules and SEC rules;

•	meeting periodically with management, internal audit staff, and the independent auditors to review and discuss our major financial risk exposures;

•	reviewing major changes to our auditing and accounting principles and practices as suggested by the independent auditors, the internal audit department or management;

FORTREA • 2024 Proxy Statement 21

COMMITTEES OF THE BOARD

•

receiving periodic reports, at least annually, from the independent auditors regarding the auditors’ independence; the independent auditors’ internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities;

•	approving a risk-based internal audit plan and any significant changes to that plan;

•

establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	reviewing and reassessing the adequacy of the Audit Committee’s charter annually and recommending any proposed changes to the Board for approval;

•	regularly reviewing our cybersecurity and other information technology risks, controls and procedures, and;

•

reviewing and approving the decision to enter into swap transactions that are exempt from the initial and variation margin and clearing requirements under the Commodity Exchange Act (as amended) and the regulations promulgated thereunder.

The Audit Committee charter is available in the “Governance” section of the “Investors” page of our website located at www.fortrea.com. As of March 28, 2024, the members of the Audit Committee are Mr. Neupert, Mr. Pesicka, Dr. Ray, and Mr. Smith, all of whom meet the independence requirements under Rule 10A-3 promulgated under the Exchange Act, and the rules of Nasdaq, including those related to Audit Committee membership. Mr. Smith serves as the Chair of the Audit Committee. The members of our Audit Committee meet the requirements for financial literacy under the applicable rules of Nasdaq. Our Board has determined that each of Mr. Smith, Mr. Pesicka, and Mr. Neupert is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.

The Audit Committee met five (5) times in 2023, and each member of the Audit Committee attended all of the meetings.

Management Development and Compensation Committee

The purpose of our Management Development and Compensation Committee is to assist the Board in the discharge of its responsibilities relating to the compensation of our executive officers, to consider, recommend, administer and implement our incentive compensation plans and equity-based plans, and to oversee strategies relating to culture and human capital leadership. In fulfilling its purpose, our Management Development and Compensation Committee has the following principal duties:

•	discharging the Board’s responsibilities relating to the oversight of our compensation and benefits policies generally;

•

evaluating the performance of and overseeing and setting compensation for our Chief Executive Officer (“CEO”), our Section 16 Officers and our “executive officers” within the meaning of Rule 3b-7 as promulgated under the Securities Exchange Act of 1934;

•	considering, recommending, administering and implementing our incentive compensation plans and equity-based plans; and

•

reviewing and approving our overall human capital and executive compensation philosophies and strategies to ensure they support our objectives and stockholders’ interests, and that executives are being rewarded in a manner that is consistent with our philosophies.

Pursuant to the Management Development and Compensation Committee’s charter, which is available in the “Governance” section of the “Investors” page of our website located at www.fortrea.com, the Management Development and Compensation Committee has the authority to retain and terminate any compensation consultant to assist in the evaluation of CEO or other Section 16 Officer compensation. The Management Development and Compensation Committee may delegate its authority under its charter to a subcommittee as it deems necessary or advisable appropriate from time to time. In addition to the foregoing and other authority expressly delegated to the Management Development and Compensation Committee in the charter, the Management Development and Compensation Committee may also exercise any other powers and carry out any other responsibilities consistent with the charter, the purposes of the Management Development and Compensation Committee, our Bylaws and applicable Nasdaq rules.

As of March 28, 2024, the members of our Management Development and Compensation Committee are Mr. Eckert, Ms. Larson, Mr. Pesicka, and Mr. Smith. All members of the Management Development and Compensation Committee meet the heightened standard for independence specific to members of a compensation committee under applicable SEC rules and Nasdaq rules. Mr. Eckert serves as the Chair of the Management Development and Compensation Committee.

22 2024 Proxy Statement • FORTREA

COMMITTEES OF THE BOARD

The Management Development and Compensation Committee met two (3) times during 2023 and each member of the Management Development and Compensation Committee attended all of the meetings.

Nominating, Corporate Governance and Compliance Committee

The purpose of our Nominating, Corporate Governance and Compliance Committee is to assist the Board in identifying individuals qualified to become Board members, consistent with the criteria approved by the Board, and recommending to the Board the director nominees for the next annual meeting and otherwise when necessary, to develop and recommend to the Board a set of corporate governance guidelines applicable to the Company and appropriate amendments thereto, to lead the Board in its annual review of the performance of the Board and management, to oversee, and advise the Board with respect to, our corporate governance policies and practices, to assist the Board in carrying out its oversight responsibility with respect to compliance issues and attendant risks and to assist the Board to oversee management’s efforts to adopt and implement policies and procedures that require the Company and its employees to act in compliance with high ethical and legal standards, and to be compliant with applicable operational, health, safety, environmental, quality, and regulatory requirements, and best practices.

Pursuant to the Nominating, Corporate Governance and Compliance Committee’s charter, which is available in the “Governance” section of the “Investors” page of our website located at www.fortrea.com, the Nominating, Corporate Governance and Compliance Committee has the authority to retain or terminate any search firm to be used to identify director candidates, including the sole authority to approve the search firm’s fees and other retention terms. The Nominating, Corporate Governance and Compliance Committee also has the authority to obtain advice and assistance from internal or outside legal, accounting or other advisors. The Nominating, Corporate Governance and Compliance Committee may delegate its responsibilities under its charter to a subcommittee if determined to be necessary or advisable. In addition to the foregoing and other duties and responsibilities expressly delegated to the Nominating, Corporate Governance and Compliance Committee in the charter, the Nominating, Corporate Governance and Compliance Committee may also exercise any other powers and carry out any other responsibilities consistent with the charter, the purposes of the Nominating, Corporate Governance and Compliance Committee, our Bylaws and applicable Nasdaq rules. As of March 28, 2024, the members of our Nominating, Corporate Governance and Compliance Committee were Mr. Eckert, Ms. Larson, Mr. Neupert, and Dr. Ray. All members of the Nominating, Corporate Governance and Compliance Committee meet the standard for independence specific to members of a nominating and governance committee under Nasdaq rules.

The Nominating, Corporate Governance and Compliance Committee met two (2) times during 2023 and each member of the Nominating, Corporate Governance and Compliance Committee attended at all of the meetings. Mr. Neupert serves as the Chair of the Nominating, Corporate Governance and Compliance Committee.

Cybersecurity & the Audit Committee

Risk Management Program

Our cybersecurity risk management program (the “Cybersecurity Risk Management Program”) was designed to identify, manage, mitigate, and respond to ongoing cybersecurity threats and associated risks and is responsible for their escalation to the Board when determined to be material. Currently, the Cybersecurity Risk Management Program includes cybersecurity services provided by Labcorp through 2024 as part of a transition service agreement entered in connection with the Spin. The underlying controls utilized by these programs are based on industry recognized best practices and standards for cybersecurity and information technology which include the National Institute of Standards and Technology (NIST) Cybersecurity Framework (CSF) and the International Organization for Standardization (ISO) 27001:2022 Information Security Management Systems Requirements

The Cybersecurity Risk Management Program is administered through two primary channels: (i) Fortrea-led cybersecurity services and capabilities and (ii) trusted third-party partners delivering cybersecurity services overseen by our Cybersecurity leadership team. Both channels combined deliver the entire Cybersecurity Program, which includes key items such as:

Cybersecurity risk management program, including, but not limited to, the following:

•	Risk assessment activities/analyses

•	Risk Committee oversight, documentation, escalation

•	Reporting of risk issues deemed material to our Audit Committee of the Board of Directors

FORTREA • 2024 Proxy Statement 23

COMMITTEES OF THE BOARD

Cybersecurity services, including, but not limited to, the following:

•	24x7 Security services and Operations across (3) countries, including an Incident Response Plan and process.

•	Identity Access Management support and governance

•	Security Architecture oversight and guidance

•	Governance, Risk and Compliance functions such as third-party risk management, cybersecurity policies, training, and awareness

•	Annual and independent penetration testing and vulnerability scanning activities conducted by trusted third parties

•	Transition services provided by Labcorp, as part of the Spin, effective June 2023 and through the exit of the transition service agreement

Third party risk management, including, but not limited to, the following:

•	Periodic third party reviews and assessments measuring cybersecurity services capability and maturity.

Recognizing the cybersecurity and risk management programs are newly formed, we have established plans to conduct regular reviews and tabletop exercises to test processes for preparedness in case of a critical event as well as integrate cybersecurity risk with our Enterprise Risk Management Framework. As part of our risk management strategy, we have secured comprehensive cyber insurance coverage. We regularly review and update our cyber insurance coverage to align with the evolving nature of cyber threats and industry standards.

Because we are a newly formed company, there are no historical internal or external assessment processes. Going forward, however, the Fortrea Internal Audit team will conduct internal assurance reviews as part of their 2024 annual audit plan. Additionally, as we continue to execute our risk management processes, we plan to engage external cybersecurity partners for the evaluation and assessment of our cybersecurity program and its capabilities.

Refer to “Item 1A. Risk Factors” of our Annual Report on Form 10-K for further discussion of cybersecurity risks.

Governance of Cybersecurity

The Audit Committee has been authorized by the Board of Directors to oversee risks from cybersecurity threats.

We have established a Risk Committee chaired by our Chief Information Security Officer (“CISO”) and chartered to determine and execute the processes for the identification, and management of material cybersecurity risks. The Risk Committee is comprised of cross-functional executive leaders who can assess materiality impact and are accountable for materiality disclosure. The CISO is responsible for reporting on the state of cybersecurity to the Audit Committee on a quarterly basis, including those risks deemed material by the Risk Committee.

Our CISO has more than 25 years of experience building and leading cybersecurity programs for global healthcare and retail companies. The cybersecurity leadership team reporting to the CISO is comprised of leaders with skills in cybersecurity risk management, cybersecurity architecture, identity and access management, and cybersecurity operations and engineering. Their experience and certifications are commensurate with their roles.

24 2024 Proxy Statement • FORTREA

Executive Compensation

Compensation Discussion & Analysis

Purpose

The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide our stockholders with an understanding of our approach to executive compensation and to detail our decision-making processes for compensation to our NEOs for fiscal year 2023.

Introduction

On June 30 2023, Fortrea completed our Spin from our former parent company Labcorp and became a fully independent, publicly traded company. Due to the mid-year timing of our separation from Labcorp, many of the decisions impacting our 2023 NEO compensation were made by the Compensation and Human Capital Committee of Labcorp’s Board of Directors (the “Labcorp CHCC”) or the management of Labcorp and were grounded in Labcorp’s compensation philosophy, programs and policies. In order to provide a view of our NEOs’ compensation for all of 2023, this CD&A includes information regarding historical programs and compensation decisions made by Labcorp or the Labcorp CHCC prior to our separation, as well as decisions made by the Management Development and Compensation Committee of our Board of Directors (the “Fortrea MDCC”) after the Spin. Moving forward from July 1, 2023, using the information, procedures and policies developed by Labcorp, the Fortrea MDCC and our Board of Directors make independent decisions related to compensation.

Company Overview

We are a leading global contract research organization (“CRO”), providing clinical development, patient access solutions and consulting to the life sciences industry. We provide phase I through IV clinical trial management, clinical pharmacology, differentiated technology-enabled trial solutions and post-approval services. For more than 30 years, we have supported our global pharmaceutical, biotechnology, and medical device customers across more than 20 therapeutic areas, providing agile delivery models that include Full Service, Functional Service Provider, and Hybrid structures.

Our team of approximately 18,000 employees provides services in about 90 countries. Our solutions streamline the biopharmaceutical product and medical device development process. Additionally, we successfully utilize enabling technologies to optimize processes and evolve with a dynamic marketplace.

Fiscal 2023 Performance Highlights

In 2023, Fortrea successfully executed on the Spin from Labcorp and faced various challenges that often accompany a newly public, stand-alone company as we continued to execute on key business initiatives and work toward exiting the Transition Service Agreements (“TSAs”) in place with Labcorp. In August 2023, we provided financial guidance for the full year 2023. Fiscal 2023 performance relative to this guidance and to prior year is below:

•

In August 2023, following the Spin, we provided guidance of 2023 revenue in the range of $3,034 million to $3,096 million. Actual Revenue for the year ended December 31, 2023 was above our targeted range and approximately flat year-over-year at $3,109.0 million, compared to $3,096.1 million for the year ended December 31, 2022.

•

In August 2023, following the Spin, we provided guidance of 2023 Adjusted EBITDA of $255 million to $285 million. Adjusted EBITDA for the full year 2023 was within our targeted range, but decreased by 34% to $278.3 million compared to $405.1 million for the year ended December 31, 2022.

•	Our book-to-bill ratio was 1.27x for our first six months as an independent organization.

We were pleased to be able to maintain our strong revenue base despite the decrease in Adjusted EBITDA, and importantly, our focus on successful execution ensured that there was no disruption to our customer projects in 2023 resulting from the Spin. In addition, our sales momentum improved in the second half of the year as we achieved the target of more than 1.2x book-to-bill ratio.

FORTREA • 2024 Proxy Statement 25

EXECUTIVE COMPENSATION

2023 Compensation Highlights

•

The Labcorp CHCC negotiated Mr. Pike’s salary in November and December 2022 as part of the negotiation of his employment agreement, which was extended in January 2023, and the salaries for Ms. McConnell and Mr. Morais were adjusted by Labcorp to take effect at the time of the Spin. As such, the Fortrea MDCC determined not to adjust 2023 base salaries for the NEOs that have historically taken effect at mid-year.

•

Under the terms of the employment agreement previously approved by, and entered into with, Labcorp and subsequently ratified by our Board after the Spin, Mr. Pike received a one-time sign on equity grant of Restricted Stock Units (“RSUs”) in January 2023 and received additional equity consisting of RSUs and stock options in August 2023 because the Spin was completed. Under the terms of Mr. Pike’s employment agreement, Mr. Pike’s 2023 equity grants were intended to provide an equivalent value of three years of equity grants, and no further equity grants are intended to be made during the remaining initial term of his employment agreement, which ends on December 31, 2025. In accordance with these terms, Mr. Pike did not receive an equity grant in 2024.

•	Labcorp awarded both Ms. McConnell and Mr. Morais a cash bonus in order to incentivize them to work through and past the Spin.

•	Labcorp increased target bonuses for Ms. McConnell and Mr. Morais to take effect at the time of the Spin.

•

2023 long-term incentive (“LTI”) grants were made in June by Labcorp and August by Fortrea to Ms. McConnell and Mr. Morais, in addition to the annual February grant made by Labcorp, to account for their increased role as NEOs of a stand-alone public company. In addition, these equity grants to Ms. McConnell and Mr. Morais were intended to provide competitive compensation while increasing their share ownership and alignment with stockholders.

•

For the first six months of 2023, the Labcorp portion of the bonus pool was funded by Labcorp in an aggregate of $17 million, and the Fortrea MDCC applied a 61.07% business performance factor across all participants in the pool. For the six months after the Spin, the Fortrea portion of the 2023 bonus was not funded. The Labcorp portion was approved by the Labcorp CHCC at the time of the Spin. Fortrea’s portion was not funded because actual Adjusted EBITDA was below the target for the second half of 2023. This resulted in an overall payout of approximately 20% of target 2023 bonus for Ms. McConnell and Mr. Morais (after adjusting for higher salaries and target bonuses post-Spin).

•

No discretionary adjustment was made to the bonus pool as the Fortrea MDCC believes that it is important to pay for performance. In accordance with Mr. Pike’s Employment Agreement, entered into by Labcorp and ratified by Fortrea after the Spin (discussed below), Mr. Pike received his guaranteed 2023 bonus.

2024 Compensation Highlights

In 2024, the Fortrea MDCC implemented the following changes to the Fortrea compensation program:

•

Approved the 2024 Fortrea Bonus Plan, under which achievement is based on the following financial performance and strategic objectives: (i) Financial metrics, including Adjusted EBITDA, which aligns with the interests of stockholders, and net new business, which focuses on growth; and (ii) Strategic components based on the successful exit of the TSAs, which is critical to Fortrea’s success as an independent company; and

•

Approved the 2024 Long-term Incentive Plan (“LTIP”), under which achievement is based on the following absolute and relative metrics: (i) Financial metrics, including revenue and Adjusted EBITDA Margin, which continues the focus on growth and profitability; and (ii) A relative Total Stockholder Return modifier that measures Fortrea’s long-term stockholder return versus an industry-relevant index to align with stockholders over the longer-term.

2023 Executive Compensation Program

Our executive compensation program is intended to attract, motivate and retain talented executives in a highly competitive environment, consistent with Fortrea’s executive compensation philosophy to pay for performance by rewarding the achievement of specific short-term and long-term financial, operational and strategic goals.

Our 2023 executive compensation structure, both before and after the Spin, consisted of three core compensation elements: base salary, cash bonus, and long-term incentive awards. Prior to the Spin, Labcorp and the Labcorp CHCC established our NEOs’ 2023 compensation, which reflected Labcorp’s compensation philosophy and program design. After the Spin, the Fortrea MDCC evaluated each compensation element individually while also considering the appropriate total compensation mix. Following its review, the Fortrea MDCC took certain compensation actions to align NEO compensation more closely with Fortrea’s compensation philosophy and the compensation practices of its public company peers. Our 2023 NEOs are listed below, and an overview of the compensation decisions made before and after the Spin are highlighted on the pages that follow.

26 2024 Proxy Statement • FORTREA

EXECUTIVE COMPENSATION

2023 NAMED EXECUTIVE OFFICERS

Name	Title

Thomas Pike	Chairman and Chief Executive Officer

Jill McConnell	Chief Financial Officer

Mark Morais	Chief Operating Officer and President, Clinical Services

CEO Employment Agreement

In January 2023, Labcorp entered into an employment agreement with Thomas Pike. At the time of Mr. Pike’s hire, the Labcorp CHCC recognized that it was critical to recruit a proven and experienced CEO, such as Mr. Pike, who possesses relevant leadership skills, industry expertise, and IPO/spin company experience, to successfully lead Fortrea through the Spin. Mr. Pike has a strong track record as former CEO of a CRO where he led Quintiles Transnational Holdings through a successful IPO, helping it grow into a Fortune 500 company with 36,000 employees worldwide. In addition, Mr. Pike worked at Arthur Andersen/Accenture for 22 years in various positions of increasing responsibility, including serving as the Chief Risk Officer and Managing Director of the North America Health and Products business. As such, the Labcorp CHCC developed a competitive compensation package to attract and incentivize Mr. Pike to lead Fortrea and to retain him for several years. As this opportunity would require significant time, Mr. Pike also stepped down from several boards in order to devote his focus on leading Fortrea.

The employment agreement provides for a base salary of $1,100,000 and an annual target bonus equal to 150% of his base salary (with a minimum payout of 100% of base salary for 2023). Mr. Pike received a sign-on equity grant of $4,000,000 (the “Sign-On Equity Grant”) in the form of time-vested RSUs. In addition, the employment agreement provides that if Labcorp successfully completed the Spin of Fortrea into an independent public company, Mr. Pike would receive equity awards with an aggregate grant date value of $20,000,000 (the “Initial Equity Grant”) consisting of RSUs and stock options. As Fortrea completed the Spin, Mr. Pike was issued the Initial Equity Grant on August 17, 2023. The total value of equity granted in 2023 in connection with the employment agreement was $24,000,000, consisting of the Sign-On Equity Grant and the Initial Equity Grant. Under the terms of the employment agreement, these equity grants are intended to cover the three-year period of the initial term of the employment agreement, which ends on December 31, 2025, and no further equity grants are intended to be made during that period. As a result, Mr. Pike did not receive an annual grant in 2024. The intended value of Mr. Pike’s long-term incentives under the full term of the employment agreement amounts to $8,000,000 per year on an annualized basis. Including his target cash compensation, Mr. Pike’s annual target direct compensation is $10,750,000, which we believe is appropriate and competitive for a highly experienced CEO.

The employment agreement also provides that Mr. Pike will be eligible to participate in all employee benefit plans, practices and programs that are generally made available to senior executives (except for Labcorp’s Master Senior Executive Severance Plan or any similar such Fortrea severance plan). Mr. Pike has also entered into a confidentiality, non-competition and non-solicitation agreement, which includes a perpetual confidentiality covenant and covenants not to compete or solicit employees and/or customers for twelve months following termination of his employment. See “Potential Payments Upon Termination or Change in Control” for a discussion of payments to Mr. Pike that may be triggered upon termination or a change in control.

Key 2023 Compensation Decisions

•

Mr. Pike was hired in January 2023 by Labcorp as the President and CEO of Labcorp’s Drug Development, Clinical Development and Commercialization Services business unit. Mr. Pike’s employment agreement, provides for: (i) Mr. Pike’s base salary, (ii) equity grants to Mr. Pike, including the Sign-On Grant in January 2023, as well as an initial equity grant after Fortrea completed the Spin, which was granted in August 2023 as discussed below, and (iii) a guaranteed 2023 bonus.

•

Established pre-Spin 2023 base salaries for Ms. McConnell and Mr. Morais and subsequently adjusted Ms. McConnell’s and Mr. Morais’ base salary and target annual bonus in connection with the Spin to align more closely with pay levels similar to executives in comparable roles at our peer companies.

FORTREA • 2024 Proxy Statement 27

EXECUTIVE COMPENSATION

•	Determined 2023 annual incentive design, including performance goals and metrics for 2023. These metrics did not initially contemplate the impact of the Spin and were tied to Labcorp performance.

•	Awarded both Ms. McConnell and Mr. Morais a cash bonus in order to incentivize them to work through and past the Spin.

•	Granted annual long-term incentive awards in February 2023, based on each executive’s role and expected contribution.

•

Revised 2023 annual incentive design to include performance goals and metrics that fully contemplated the impact of the Spin. Performance goals and funding for the second half of 2023 were tied to Fortrea performance.

•

Granted one-time RSU awards in June 2023 to certain employees, including two of our NEOs, to incentivize the employees to work through the Spin and the critical initial period of building and operating a new independent public company.

•	Determined the conversion treatment of unvested Labcorp equity into Fortrea equity after the Spin.

•

Approved one-time Founders Grants in the form of time-based RSUs under the Fortrea Inc. 2023 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) for all bonus-eligible employees (excluding our NEOs) that were intended to engage and align employees with the interests of our stockholders during the critical time following the Spin and provide a meaningful ownership stake in the Company from our “Day 1.”

•

Approved the Initial Equity Grant under Mr. Pike’s employment agreement, which together with the Sign-On Grant, was intended to provide an equivalent value of three years of grants. There is no current plan to provide additional equity grants through the remaining initial term of his employment agreement, which ends on December 31, 2025. In accordance with Mr. Pike’s employment agreement, Mr. Pike did not receive an equity grant in 2024.

•

Because the February 2023 grant did not take into account each NEO’s post-spin roles and responsibilities (since such roles and responsibilities were not certain at the time of grant), the Fortrea MDCC approved an incremental long-term incentive grant in August 2023 for Ms. McConnell and Mr. Morais in order to provide competitive total compensation for 2023.

•	Adopted a Compensation Clawback Policy compliant with Dodd Frank and Nasdaq rules and a separate, broader misconduct compensation recoupment policy.

•	Adopted an Executive Severance Plan.

•

Engaged a new, independent compensation consultant, Pay Governance, to assist the Fortrea MDCC with evaluating Fortrea’s go-forward compensation plans to support the strategic direction of the Company following its Spin from Labcorp.

28 2024 Proxy Statement • FORTREA

EXECUTIVE COMPENSATION

Compensation Highlights

	What We Do	What We Don’t Do

Compensation Program Elements

•  Use balanced mix of cash and equity compensation and annual and long-term incentives.

•  Provide competitive target total compensation to our NEOs.

•  Engage independent compensation consultant to provide Fortrea MDCC advice and market trends on executive compensation.

• No single trigger arrangements. • No uncapped incentive opportunities. • No hedging or pledging of our shares.

Pay for Performance

•  Align executive compensation with the execution of our business strategy by using performance metrics that reward behaviors that support our business objectives and long-term stockholder value.

•  Balance performance metrics in our incentive plans so that undue weight is not given to any one metric, and measure performance over annual and multi-year performance periods.

•  Use relative total stockholder return metric in long-term plan for strong alignment with stockholders.

•  While we emphasize “at risk” pay tied to performance, our program does not encourage excessive risk-taking by management.

•  No guaranteed salary increases or incentive awards for executive officers, outside new-hire arrangements.

•  No defined benefit plans or retirement plans outside the 401(k) Plan available to all eligible employees.

Strong Compensation Policies

•  Robust share ownership guidelines.

•  Insider Trading Policy prohibits pledging shares or hedging against the economic risk of ownership.

•  Executive Severance Plan and equity agreements provide “Double-trigger” change in control agreements with our executive officers, and double-trigger vesting provisions for equity compensation awards.

•  Clawback policies tied to financial restatements or breaches of restrictive covenants.

•  No back-dating of stock options. No repricing of equity awards allowed without stockholder approval.

•  No individual change of control agreements with NEOs (other than as set out in Mr. Pike’s employment agreement).

•  No excise tax “gross-ups” in our change in control agreements.

Determining Executive Compensation

Executive Compensation Philosophy and Objectives

The Fortrea MDCC’s compensation philosophy is to appropriately recognize and reward executives for both Company and individual performance. The Fortrea MDCC generally believes that it is important to place more emphasis on pay that is performance-based and “at-risk,” and that pay mix should be more heavily weighted toward variable compensation. Given the recent nature of the Spin, the Fortrea MDCC is continuing to develop and refine its targeted philosophy, but in general, when reviewing target compensation relative to market for its NEOs, it considers experience, tenure and individual performance.

Fortrea’s executive compensation program was designed to attract, motivate, and retain talented executives in a highly competitive environment, consistent with Fortrea’s general executive compensation philosophy to pay for performance by rewarding the achievement of specific short-term and long-term financial, operational, and strategic goals. Fortrea’s executive compensation program discourages unnecessary risk-taking and aligns the interests of Fortrea’s stockholders with the performance of Fortrea’s executives. The Fortrea MDCC considered Fortrea’s financial and business performance, execution of Fortrea’s strategic plan, leadership, and operational performance in making compensation decisions. The Fortrea MDCC believes that talent is the key to the daily operating and long-term success of Fortrea and adopted a compensation program to support a pay for performance culture based on: (i) attraction, retention, and motivation of top talent; (ii) pay differentiation based on individual, role, business unit, and total company level results; (iii) compensation packages that are market competitive; (iv) fair, equitable, and compliant pay practices that support internal equity; (v) motivating performance and rewarding results that lead to profitable growth over time; and (vi) support of stockholder interests and returns.

FORTREA • 2024 Proxy Statement 29

EXECUTIVE COMPENSATION

Role of the Management Development and Compensation Committee

The Fortrea MDCC’s oversight responsibilities include Fortrea’s compensation and benefits as well as human capital management, including diversity, equity, and inclusion. The Fortrea MDCC believes that a strong focus on diversity, equity and inclusion aligns with stockholder goals, and regular updates are provided at each regular meeting to monitor and discuss Fortrea’s progress. With respect to Fortrea’s senior management, the Fortrea MDCC establishes compensation and benefits plans, sets compensation targets and performance goals, and evaluates performance against those plans and goals. The Fortrea MDCC meets throughout the year to review compensation trends, evaluate emerging best practices, and consider changes to the executive compensation programs that align pay with performance and provide Fortrea’s senior management with an incentive to achieve superior financial results for Fortrea. In determining whether changes to the executive compensation programs are needed, the Fortrea MDCC considers the goals and strategic objectives of Fortrea, including changes to strategy that should be reflected in the incentive structure of the management team. The Fortrea MDCC also will consider the results of prior advisory votes on compensation, direct stockholder input, and feedback from its independent consultants, Pay Governance, in determining changes to the executive compensation program. The Fortrea MDCC approves changes to each component of executive officer compensation, including increases in base salary, annual incentive awards, and long-term equity incentive awards.

The Fortrea MDCC meets throughout the year to discharge its duties. The formal written Fortrea MDCC charter is available on our website.

Role of our Management

Annually, Fortrea’s CEO will be invited to provide input on the Fortrea MDCC executive compensation decisions for executive officers other than the CEO, and for 2023, including input on the individual performance modifier under the Fortrea Bonus Plan for each Fortrea NEO subject to the approval of the Fortrea MDCC. Our CEO’s input and compensation proposals for the other Fortrea NEOs will be based on his assessment of past and expected individual performance and contribution. In addition, Fortrea’s Chief Administrative Officer generally attends and participates in meetings of the Fortrea MDCC and provides input on the design and implementation of Fortrea’s executive compensation program. Because Ms. McConnell and Mr. Morais were not executive officers of Labcorp in 2023, their compensation was determined by Labcorp’s senior management consistent with Labcorp’s compensation philosophy, but was not specifically reviewed or determined by the Labcorp CHCC, except that their pre-Spin annual equity awards were approved by the Labcorp CHCC in February 2023.

Role of our Independent Compensation Consultant

Pursuant to its charter, the Fortrea MDCC has the sole discretion to retain or obtain advice from compensation consultants. During 2023, prior to the Spin, Labcorp retained FW Cook as a compensation consultant to assist on Fortrea-related matters, and after the Spin, Fortrea MDCC continued its engagement of FW Cook as a compensation consultant to assist in its evaluation of executive compensation. FW Cook conducted various market studies and advised the Fortrea MDCC on general executive compensation matters to assist in fulfilling its duties post-Spin. In November 2023, the Fortrea MDCC retained Pay Governance to act as the compensation consultant to assist in its evaluation of executive compensation in 2024.

For 2023, after the Spin, FW Cook and Pay Governance reported directly to the Fortrea MDCC, participated in meetings with the Fortrea MDCC, communicated with the Fortrea MDCC Chair between meetings as necessary and worked with management at the direction of the Fortrea MDCC.

The Fortrea MDCC reviewed FW Cook’s independence and Pay Governance’s independence and concluded that both FW Cook and Pay Governance are independent and conflict-free advisors to the Company pursuant to the standards of the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable rules of Nasdaq.

30 2024 Proxy Statement • FORTREA

EXECUTIVE COMPENSATION

Use of Peer Group and Market Data

In February 2023, the Labcorp CHCC established a peer group for Fortrea with input from FW Cook for use in benchmarking executive and non-employee director compensation levels and other pay practices. In establishing the peer group, Labcorp and FW Cook considered competitors based on Fortrea’s projected size and business profile using objective screening criteria including revenue and market capitalization of similar publicly traded organizations. The peer group consisted of sixteen companies that would be used as a reference to determine 2023 pay opportunity levels for the NEOs. The table below presents the peer group companies:

Bausch Health Companies	Jazz Pharmaceuticals plc

Bio-Rad Laboratories	Medpace Holdings, Inc.

Bruker Corporation	Organon & Co.

Catalent, Inc.	Perrigo Company plc

Charles River Laboratories	Syneos Health

Exelixis, Inc.	Teleflex Incorporated

ICON plc	Viatris Inc.

IQVIA Holdings, Inc.	Vir Biotechnology, Inc.

This peer group served as the primary market reference point and was supplemented with other market data, where appropriate. For 2023 with the assistance of FW Cook, the Labcorp CHCC compared our size and complexity of operations to those of the companies identified in the peer group set forth above. The Fortrea MDCC reviewed and ratified this peer group and also compared the peer group’s current executive compensation and compensation mix (percent of base salary, short-term, and long-term incentive) to our current practices. FW Cook provided recommendations for adjustments based on current practices and policies within the peer group and trends within the industry.

Principal Elements of Executive Compensation

Our executive compensation program for 2023 consisted of a mix of fixed and variable pay elements, with the latter tied to both short- and long-term Company success. Performance-based pay elements are linked to goals that we believe will deliver both year-to-year and long-term increases in stockholder value. The elements of total direct executive compensation include:

Element	Form of Payment	Description	Key Considerations

Base Salary	Cash	Provide competitive fixed pay that is tied to the market and allows us to attract, retrain and motivate executives	• Reflects individual skills, experience, responsibilities and performance over time • Key input to annual bonus opportunity

Annual Bonus	Cash	Motivates and rewards executives to be focused on key business and individual goals by using at-risk variable compensation

•  Performance-based payments tied to achievement of short-term corporate and individual performance goals

•  Pays only if threshold performance (or above) are met

•  Range of potential payout: 0% - 200% of target

•  In 2023, Labcorp awarded both Ms. McConnell and Mr. Morais a cash bonus in order to incentivize them to work through and past the Spin

Long-Term Incentives	Equity	Rewards performance that enhances stockholder value using equity-based awards that link compensation to the value of Fortrea Common Stock and the achievement of performance goals, and strengthens the alignment of management and stockholder interests by creating meaningful levels of Company stock ownership by management	• Links value to stock price and performance • Range of potential payout for performance-based equity awards: 0% - 200% of target

FORTREA • 2024 Proxy Statement 31

EXECUTIVE COMPENSATION

Fiscal 2023 Compensation Program in Detail

Base Salaries

2023 base salaries for our NEOs were approved by Labcorp, or in the case of Mr. Pike, the Labcorp CHCC, and were effective January 1, 2023, or in the case of Mr. Pike, upon commencement of his employment. Prior to the Spin, Labcorp reviewed and approved changes applicable to Ms. McConnell and Mr. Morais’ base salaries in connection with their new roles upon the Spin. These changes were effective July 1, 2023. After the Spin, the Fortrea MDCC evaluated the base salaries and determined not to make any changes to the base salaries for our NEOs. The following factors were considered by the Fortrea MDCC in evaluating base salary decisions:

•	Individual attributes of each NEO – such as responsibilities, skills, leadership and experience

•	Individual and overall Company performance

•	The executive officer’s expected ongoing contributions to the Company, and

•	Overall market competitiveness of the executive officer’s base salary

Below is the base salary for each NEO:

Executive	Annual Base Salary effective from January 1 to June 30, 2023 (Pre-Spin)	Annual Base Salary effective from July 1 to December 31, 2023 (Post-Spin)	Percent Change

Thomas Pike	$1,100,000	$1,100,000	N/A

Jill McConnell	$411,215	$500,000	21.6%

Mark Morais	$413,800	$500,000	20.8%

Mr. Pike’s employment at Labcorp commenced effective January 9, 2023.

Annual Bonus (Non-Equity Short-Term Incentive Compensation)

Fiscal Year 2023 Earned Annual Bonus

Based on the performance achievements described below, the following annual incentive bonuses were earned by our NEOs for 2023 performance. In accordance with Mr. Pike’s employment agreement, which was entered into with Labcorp on January 5, 2023, Mr. Pike was entitled to a guaranteed bonus payment of no less than 100% of his 2023 base salary, or $1,100,000.

Executive	Applicable Bonus Plan	Prorated Base Salary	Bonus Target (% of Base Salary)	Fortrea Business Performance Factor	Individual Performance Modifier	Actual Bonus Payout
Thomas Pike	Contractually Agreed	$1,100,000	N/A	N/A	N/A	$1,100,000
Jill McConnell	Labcorp Bonus Plan	$203,917	50%	61.07%	100%	$62,266
	Fortrea Bonus Plan	$252,055	85%	0%	100%	$0
Mark Morais	Labcorp Bonus Plan	$205,199	50%	61.07%	100%	$62,658
	Fortrea Bonus Plan	$252,055	85%	0%	100%	$0

For additional information related to the Labcorp Bonus Plan and the Fortrea Bonus Plan, please see the narrative below.

Labcorp Bonus Plan: January 1, 2023 to June 30, 2023 Bonus Plan Design

Prior to Fortrea being established as an independent, publicly traded company, our NEOs were subject to the Labcorp Bonus Plan (“LBP”). The program, which was designed and approved by the Labcorp CHCC, represents Labcorp’s performance projections through Spin. The LBP covers the majority of Labcorp executives and management eligible for bonuses, including the applicable Fortrea NEOs and other eligible Fortrea employees. The LBP is designed to compensate Labcorp executives for achieving annual goals that further Labcorp’s strategy and create stockholder value.

32 2024 Proxy Statement • FORTREA

EXECUTIVE COMPENSATION

Bonus awards for the applicable Fortrea NEOs under the LBP were based on two performance factors:

•	a Business Performance Factor, which is based on Labcorp financial metrics; and

•	the executive’s Individual Performance Modifier.

Ms. McConnell’s Business Performance Factor was based entirely on enterprise financial metrics while Mr. Morais’ Business Performance Factor was based on a combination of enterprise, business segment, and business unit metrics. Under the initial metrics used to determine funding, the Labcorp CHCC approved a projected funding of the LBP to be $17 million for the first half of 2023, the time period prior to Spin. This LBP amount was designated for employee participants who went to Fortrea in the Spin.

Labcorp Bonus Plan: Treatment at time of Spin

In connection with the Spin, the Labcorp CHCC approved a projected LBP performance factor that was applied to the bonus target, on a prorated basis as of June 30, 2023. The total amount of bonuses for all eligible Fortrea employees was aggregated on an individual basis and provided to Fortrea as an accrued liability to be allocated to eligible participants in line with the normal annual bonus performance measurement period, ending December 31, 2023, and payment schedule. Labcorp funded the LBP for bonus eligible participants that transitioned from Labcorp to Fortrea at $17 million, and the Fortrea MDCC applied a 61.07% business performance factor across all participants.

For Ms. McConnell and Mr. Morais, the following table describes how the final payout associated with the LBP was determined:

Executive	LBP Prorated Base Salary	Bonus Target (% of Base Salary)	Fortrea Business Performance Factor	Individual Performance Modifier	Actual Bonus Payout
Jill McConnell	$203,917	50%	61.07%	100%	$62,266
Mark Morais	$205,199	50%	61.07%	100%	$62,658

Fortrea Bonus Plan: July 1, 2023 to December 31, 2023 Bonus Plan Design and Performance

Effective July 1, 2023, Labcorp increased the target payout, as a percent of base salary, for Ms. McConnell and Mr. Morais to 85% from their pre-Spin target of 50%. After the Spin, the Fortrea MDCC evaluated the bonus target percentages and determined not to make any changes to the bonus target percentages for our NEOs. The following factors were considered by the Fortrea MDCC in evaluating bonus target payout decisions:

•	Individual attributes of each NEO – such as responsibilities, skills, leadership and experience

•	The executive officer’s expected ongoing contributions to the Company

•	Overall market competitiveness of the executive officer’s target bonus

After the Spin, the Fortrea MDCC established a post-Spin bonus plan under the Omnibus Incentive Plan called the Fortrea Bonus Plan (“FBP”). The performance criteria for the FBP’s sole metric, Adjusted EBITDA, was established based on expectations of Fortrea’s performance for the second half of the Company’s 2023 fiscal year. The design of the FBP was such that the resulting Adjusted EBITDA performance would have been applied to the prorated base salary and bonus target of the applicable NEOs. Because we did not meet the target level of second half 2023 Adjusted EBITDA under the FBP, there was no payment under the FBP. When factoring the bonus earned under both the LBP and the FBP, the overall payout was approximately 20% of target for Ms. McConnell and Mr. Morais (after adjusting for higher salaries and target bonuses).

Labcorp and Fortrea Bonus Arrangements with respect to Mr. Pike

Under Mr. Pike’s employment agreement, which was entered into with Labcorp on January 5, 2023, Mr. Pike was entitled to a guaranteed bonus payment of no less than 100% of his 2023 base salary, or $1,100,000.

FORTREA • 2024 Proxy Statement 33

EXECUTIVE COMPENSATION

Cash Awards

Labcorp awarded each of Ms. McConnell and Mr. Morais a $200,000 cash bonus in order to incentivize them to work through and past the Spin. The cash award was paid in two installments, the first 30 days following the Spin and the second on the six-month anniversary of the Spin.

Long-Term Equity Incentive Compensation and Conversion of Prior Awards

Our long-term incentive plan is intended to motivate the attainment of our long-term goals and provide direct alignment to the experience of stockholders through the link to key financial measures and stock price performance. In 2023, awards were granted as a combination of Performance Share Awards (“PSAs”), RSUs and stock options, balancing complementary priorities of financial performance, stockholder value creation, alignment of interests and executive retention.

January 2023 Long-Term Incentive Award in Connection to Mr. Pike Commencing Employment

In connection with Mr. Pike’s employment agreement with Labcorp, upon the commencement of Mr. Pike’s employment at Labcorp, he was awarded an RSU award valued at $4,000,000. This award vests in three equal installments on the first, second and third anniversary of the grant date. See below in the section entitled “August 2023 Long-Term Incentive Award in Connection to Mr. Pike’s Employment Agreement” for information regarding additional equity awards that were made post-Spin as required pursuant to Mr. Pike’s employment agreement.

At time of Spin, this award was converted to Fortrea equity per the below discussion “Conversion of Labcorp Long-Term Incentive Awards (approved by Labcorp CHCC).”

February 2023 Long-Term Incentive Awards (approved by Labcorp CHCC)

The design and values of the annual long-term incentive awards granted in February 2023 were established and approved by the Labcorp CHCC prior to the Spin and were associated with the roles and responsibilities that the applicable NEOs held at the time of grant. For Ms. McConnell and Mr. Morais, this means that the February 2023 long-term incentive award values reflected the roles that each of them held at Labcorp at the time of grant and did not reflect the subsequently approved 2023 long-term incentive target values for their roles at Fortrea, which commenced July 1, 2023.

Ms. McConnell and Mr. Morais’ awards were granted as a combination of PSAs (60%) and RSUs (40%)

Executive	February 2023 Target Award Value[1]
Jill McConnell	$450,000
Mark Morais	$600,000
(1) The value of granted PSAs assumes 100% of target performance is achieved

At the time of grant, awards were subject to the following conditions:

Vehicle	Key Features
PSAs

•   Awards vest subject to performance goals based on Labcorp’s three-year EPS growth (70%) and three-year Revenue growth (30%) with the final payout being modified by Labcorp’s relative Total Stockholder Return in comparison to peers by +/- 25%

•   For achievement of goals at or above maximum, awards could vest up to 200% of target; threshold performance would result in vesting of 50% of target with no payout below threshold performance

•   Dividend equivalents accrue and are paid on awards in cash following the final performance and payout determination

RSUs	• Awards vest in equal tranches on the first, second and third anniversary of the date of grant • Dividend equivalents accrue on outstanding awards, and are only paid in cash at the time of vesting

In connection with Spin, unvested Labcorp PSAs and RSUs, including those made in 2023, were converted into Fortrea PSAs and RSUs as summarized below.

34 2024 Proxy Statement • FORTREA

EXECUTIVE COMPENSATION

Conversion of Labcorp Long-Term Incentive Awards (approved by Labcorp CHCC)

Prior to the Spin, the Labcorp CHCC established an approved methodology for converting unvested Labcorp long-term incentive awards into Fortrea long-term incentive awards. This was done to fairly preserve value by mitigating any impact in stock price volatility that may be experienced for Labcorp and Fortrea common stock before and after Spin. The methodology was applied consistently for all unvested Labcorp long-term incentive awards held by Fortrea employees. The Equity Adjustment Ratio was calculated by dividing Labcorp’s pre-Spin 10-trading day average stock price by Fortrea’s post-Spin 10-trading day average stock price. The resulting calculation is as follows:

Labcorp’s Pre-Spin 10-trading day average stock price = $235.171

Fortrea’s Post-Spin 10-trading day average stock price = $33.054

=

Equity Adjustment Ratio = 7.1148

The Equity Adjustment Ratio was applied to all unvested RSUs held by Fortrea employees. All original award terms and vesting schedules for the RSUs were maintained with no acceleration.

Unvested PSAs were converted depending on how much of the three-year performance period had elapsed at the time of Spin, with the value preserved either on an actual or target basis as follows:

PSA Cycle	Treatment
2021 – 2023

•   Converted to RSUs based on Labcorp performance of 30 months (out of 36-month performance measurement period) utilizing the stated Equity Adjustment Ratio

•   At time of Spin, the Labcorp CHCC considered Labcorp’s performance in connection with the previously approved cumulative EPS growth, cumulative Revenue and relative Total Stockholder return through June 30, 2023. The Labcorp CHCC approved a combined payout factor of 200% of target, reflecting performance through June 30, 2023

•   For example, 100 outstanding 2021 Labcorp PSAs were measured at 200% payout, resulting in an actual payout of 200 PSAs. These 200 Labcorp PSAs were then converted Fortrea RSUs: 200 x 7.1148 = 1,423 Fortrea RSUs

•   Awards continued to be subject to the original three-year vesting period

2022 – 2024

•   50% of the awards were converted to RSUs based on Labcorp performance of 18 months (out of 36-month performance measurement period) utilizing the stated Equity Adjustment Ratio

•   The other 50% of the awards were converted to Fortrea PSAs using the stated Equity Adjustment Ratio

•   For those converted to RSUs at time of Spin, the Labcorp CHCC considered Labcorp’s performance in connection with the previously approved cumulative EPS growth, cumulative Revenue and relative Total Stockholder return through June 30, 2023. The Labcorp CHCC approved a combined payout factor of 58.3% of target, reflecting performance through June 30, 2023

•   For example, 50% of 100 outstanding 2022 Labcorp PSAs were measured at 58.3% payout, resulting in an actual payout of 29 PSAs. These 29 Labcorp PSAs were then converted Fortrea RSUs: 29 x 7.1148 = 206 Fortrea RSUs. The other 50% of the outstanding 2022 PSAs were converted to Fortrea PSAs: 50 x 7.1148 = 355 Fortrea PSAs

•   Awards continued to be subject to the original three-year vesting period

2023 – 2025

•   Converted into Fortrea PSAs based on the target number of shares

•   For example, 100% of 100 outstanding 2023 Labcorp PSAs were converted to Fortrea PSAs: 100 x 7.1148 = 711 Fortrea PSAs

•   Awards continue to be subject to the original three-year vesting period

Any newly converted Fortrea PSAs, are subject to Fortrea-specific performance metrics as determined by the Fortrea MDCC. Both the 2022 and 2023 outstanding converted PSAs utilize revenue (50% weight) and Adjusted EBITDA (50% weight) for the remaining portion of the performance measurement period.

FORTREA • 2024 Proxy Statement 35

EXECUTIVE COMPENSATION

Engagement Awards (approved by Labcorp)

Prior to the Spin, in June 2023, Labcorp approved “Engagement Awards” to certain key employees who were critical to the continued success of the business and separation, including Ms. McConnell and Mr. Morais. Engagement awards were granted in the form of RSUs with vesting occurring in equal installments on the first, second and third anniversary of the grant date. The amounts described in the table below represent the targeted value:

Executive	June 2023 Engagement Award Value
Jill McConnell	$1,000,000
Mark Morais	$1,000,000

August 2023 Long-term Incentive Awards (approved by Fortrea MDCC)

As a result of the Spin, Ms. McConnell and Mr. Morais received a portion of their long-term incentive grant in February 2023. Given this grant did not consider each of Ms. McConnell or Mr. Morais’ roles and responsibilities for the entire 2023 year, the Fortrea MDCC approved an incremental long-term incentive grant in August 2023 to provide both competitive total compensation for 2023 as well as additional retentive power through equity to Ms. McConnell and Mr. Morais. These awards were granted in the form of RSUs with vesting occurring in equal installments on the first, second and third anniversary of the grant date. The amounts described in the table below represent the targeted value:

Executive	August 2023 Award Value
Jill McConnell	$900,000
Mark Morais	$900,000

August 2023 Long-Term Incentive Award in Connection to Mr. Pike’s Employment Agreement

In connection with Mr. Pike’s employment agreement between Labcorp and Mr. Pike, following completion of the Spin and after ratification and modification of the split of equity between RSUs and options by the Fortrea Board, Mr. Pike received Fortrea equity awards with an aggregate grant date value of $20,000,000 (the “Initial Fortrea Equity Grant”) on August 17, 2023. These awards were composed of 50% RSUs and 50% stock options, and in each case will vest equally in three installments with the first two installments occurring on the first and second anniversary of the grant date, respectively, and the third occurring on January 9, 2026. Following the expiration of the initial term of the employment agreement the Fortrea Board will determine any additional equity awards, provided that the first equity award following the expiration of the initial term of the employment agreement will have an aggregate target grant date fair value of approximately $8,000,000 (subject to rounding).

Retirement Plans, Deferred Compensation Plan Perquisites:

•

Retirement Plans: Our NEOs were eligible to participate in both Labcorp and Fortrea’s 401(k) plan, which are defined contribution retirement savings plans. Participation in the plan is available to substantially all eligible US-based employees, including executives.

•

Deferred compensation Plan: At the end of 2021, Labcorp froze both the Laboratory Corporation of America Holdings Deferred Compensation Plan and the Covance Deferred Compensation Plan and established a new plan, the Laboratory Corporation of America Holdings Nonqualified Deferred Compensation Plan (“Labcorp NQDC Plan”), effective January 1, 2022. Fortrea adopted the Fortrea Inc. Nonqualified Deferred Compensation Plan (“Fortrea NQDC Plan”) and assumed the obligations and liabilities associated with Company participants in the Labcorp NQDC Plan. The Fortrea NQDC Plan allows participants to defer up to 50% of their base salary and up to 90% of their annual incentive or bonus. The Fortrea NQDC Plan provides for similar investment options as our 401(k) plan. The Fortrea NQDC Plan does not provide any match on employee contributions. The Fortrea NQDC Plan accounts are paid based on the participant’s selection at the time of the deferral, subject to the requirements of Section 409A of the Internal Revenue Code and may be paid in a lump sum, or a series of annual installments. Participants may elect to receive these distributions upon separation from service or upon the occurrence of one or more specified dates. All Fortrea NQDC Plan accounts are considered unfunded general contractual obligations and are subject to the claims of our general, unsecured creditors.

36 2024 Proxy Statement • FORTREA

EXECUTIVE COMPENSATION

•

Perquisites: Our NEOs were eligible to receive a reimbursement for financial and tax planning services, long-term disability, and a wellness exam in 2023, all of which were determined by Fortrea to be appropriate benefits that help ensure that Fortrea executives maintain appropriate fiscal and physical health, which contributes to stable executive leadership for Fortrea. Fortrea believes that the perquisites it provides are appropriate and beneficial to Fortrea. The maximum reimbursement allowed is $20,000 for financial and tax planning services and $1,500 for the wellness exam. Enhanced long-term disability is made available to all employees as a voluntary benefit, and in the case of the NEOs is paid for by the Company.

No Tax Gross-Ups

We do not make gross-up payments to cover our NEOs’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our Company.

Insider Trading Policy

We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees. The policy is designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us.

No Pledging or Hedging Fortrea Securities

The Fortrea Holdings Inc. Insider Trading Policy prohibits margin purchases of Fortrea securities. Pledging the Company’s securities as collateral to secure loans is prohibited by this policy. This prohibition means, among other things, that Fortrea employees cannot hold the Company’s securities in a “margin account” (which would allow them to borrow against their holdings to buy securities). The policy also prohibits all hedging transactions involving Fortrea’s securities, including, without limitation, zero-cost collars and forward sale contracts.

Clawback Policy

Following the Spin, the Fortrea MDCC adopted a new clawback policy to comply with the requirements of Section 954 of the Dodd-Frank Act and the related rules and regulations promulgated by the SEC and Nasdaq Listing Standards governing clawbacks and executive compensation (the “Clawback Policy”). Under the Clawback Policy, which applies to any current or former Section 16 officers of the Company, the Company is required to recover any incentive-based compensation received during the applicable period by the covered officers in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, unless one of the limited exceptions under the Clawback Policy applies. We also adopted a separate, broader misconduct compensation recoupment policy.

Termination and Change-in-Control Payments

Ms. McConnell and Mr. Morais are covered by Fortrea’s Master Senior Executive Severance Plan (the “Executive Severance Plan”) that provides participants with financial protection in circumstances involving a qualifying termination. For additional information on the termination benefits under the Executive Severance Plan, see “Potential Payments Upon Termination or Change in Control.” In addition, the Omnibus Incentive Plan provides that if awards are assumed or substituted in connection with a change in control, only a qualifying termination event will result in accelerated vesting (i.e., “double trigger”). The plan does not provide for any tax gross-ups. Fortrea believes these provisions are consistent with current market practice.

Stock Ownership Guidelines

The Fortrea Board believes that requiring executive management to maintain a significant personal level of stock ownership ensures that each executive officer is financially aligned with the interests of Fortrea’s stockholders. The required level of stock ownership will be adjusted if the executive’s position changes and the new position has a different ownership requirement. An executive is required to maintain this level of stock ownership throughout his or her tenure with Fortrea until near retirement, as explained below. The ownership requirements for each position are:

•	Chief Executive Officer: 6x annual base salary

•	Other NEOs: 3x annual base salary

FORTREA • 2024 Proxy Statement 37

EXECUTIVE COMPENSATION

Until the required level of ownership is met, an executive is required to hold 50 percent of any shares of Fortrea Common Stock acquired upon the lapse of restrictions on any stock grant and upon the exercise of stock options, net of taxes and shares used to pay the exercise price. If an executive fails to meet or show progress towards satisfying these requirements, the Fortrea MDCC may reduce future equity grants or other incentive compensation for that executive.

Definition of Non-GAAP Financial Measure

With respect to the references in this CD&A to Adjusted EBITDA, this is a non-GAAP financial measure used to supplement our financial statements, which are based on GAAP. See Appendix A attached to this proxy statement for a reconciliation of Adjusted EBITDA against net income, which is a GAAP financial measure, along with cautionary information regarding the use of non-GAAP measures.

Compensation Risk Assessment

The Fortrea MDCC, with assistance from Pay Governance, reviewed our compensation programs with regard to risk management. In 2023, Pay Governance conducted an independent risk assessment of Fortrea’s programs. The Fortrea MDCC reviewed this analysis and determined that there are no practices or policies that are likely to lead to excessive risk-taking or have a material adverse effect on the Company. The Fortrea MDCC concluded that there is an appropriate balance between short-term and long-term compensation that incentivizes our executives to act in a manner that does not encourage excessive risk-taking.

Compensation Committee Report

We, the Management Development and Compensation Committee of the Board of Directors, met with management to review and discuss the Compensation Discussion and Analysis set forth above, and based upon the review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K and this proxy statement. This report is provided by the following independent directors, who comprise the committee.

Management Development and Compensation Committee
R. Andrew Eckert (Chair)
Betty Larson
Edward Pesicka
David Smith

This Compensation Committee Report shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that Fortrea specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

38 2024 Proxy Statement • FORTREA

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the portion of compensation paid to the NEOs that is attributable to services performed during the fiscal years ended December 31, 2023, and 2022. As discussed in this proxy statement, we became an independent public company effective June 30, 2023. The information provided below includes compensation earned by our NEOs for services provided to Labcorp and us prior to the Spin.

Name and Principal Position	Year	Salary ($)	Bonus (2)($)	Stock Awards (3)($)	Option Awards (4)($)	Non-Equity Incentive Plan Compensation (5)($)	All Other Compensation (6)($)	Total ($)

Thomas Pike(1) Chief Executive Officer
	2023	$1,078,846	$0	$14,128,948	$9,999,692	$1,100,000	$12,909	$26,320,395

Jill McConnell Chief Financial Officer
	2023	$455,607	$200,000	$2,343,409	$0	$62,266	$17,513	$3,078,275
	2022	$411,215	$0	$460,682	$0	$174,355	$29,557	$1,075,809

Mark Morais Chief Operating Officer; President, Clinical Services
	2023	$456,900	$200,000	$2,497,701	$0	$62,658	$12,914	$3,230,173

	2022	$413,800	$0	$358,899	$0	$96,111	$27,541	$896,351

(1)

Mr. Pike joined Labcorp in January 2023 as president and chief executive officer of its Drug Development, Clinical Development and Commercialization Services business unit and was appointed Chief Executive Officer of Fortrea effective June 30, 2023. Under the terms of Mr. Pike’s employment agreement, Mr. Pike’s 2023 equity grants are intended to provide an equivalent value of three years of grants and the employment agreement does not contemplate additional equity grants through the remaining initial term of his employment agreement, which ends on December 31, 2025. In accordance with these terms, Mr. Pike did not receive an equity grant in 2024.

(2)

The amounts shown in the table represent one-time cash bonuses paid to Ms. McConnell and Mr. Morais. 50% was paid within 30 days of the completion of the Spin, and the remaining 50% was paid as of the 6-month anniversary of the Spin.

(3)

Amounts represent the aggregate grant date fair value of RSU and PSA awards in the year of grant in accordance with the same standard applied for financial accounting purposes, Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. If valued assuming a maximum payout on the Performance Share program, the value of the 2023 awards would be: Ms. McConnell, $564,224; and Mr. Morais $754,100. See Grants of Plan-Based Awards Table for additional details.

(4)

Amounts represent the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718 in the year of grant. A discussion of the assumptions used in calculating these values can be found in Note 14 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. This column does not represent the stock-based compensation expense recognized in the Company’s financial statements for the year ended December 31, 2023.

(5)

Amounts in this column reflect the amounts earned by Ms. McConnell and Mr. Morais during 2023 pursuant to the LBP prior to the Spin and the FBP following Spin. Per Mr. Pike’s employment agreement, he was entitled to a minimum payout of 100% of his base salary (or $1,100,000) for the resulting combined outcome of the LBP and the FBP.

(6)

Amounts shown in this column include Company-paid supplemental long-term disability insurance provided to the executive as well as Fortrea’s company-provided match to the 401(k) on the same basis as provided to U.S.-based employees, inclusive of those contributions made by Labcorp under the plan prior to the Spin. The supplemental long-term disability insurance benefit is considered taxable to the executive and no gross-ups are provided to offset the taxable amount and contributions to qualified defined contribution plans. For 2023, the 401(k) provided a Company match of 100% of the first 5% of the employee’s contribution. Additional details are provided in the table below:

Executive	Supplemental Long-term Disability Insurance ($)	Fortrea’s Contributions to Qualified Defined Contribution Plan ($)

Thomas Pike	$2,332	$10,577

Jill McConnell	$1,013	$16,500

Mark Morais	$1,014	$11,900

FORTREA • 2024 Proxy Statement 39

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table summarizes the awards granted to each of the NEOs during the fiscal year ended December 31, 2023.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)(4)(5)			All Other Stock Awards: Number of Shares of Stock or Units (3)(4)(6) (#)(i)	All Other Option Awards: Number of Securities Underlying Options (7) (#)(j)	Exercise or Base Price of Option Awards ($/Sh)(k)	Grant Date Fair Value of Stock and Option Awards (8) ($)(l)
Name (a)	Grant Date (b)	Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)	Threshold (#)(f)	Target (#)(g)	Maximum (#)(h)

Thomas Pike(9)		$1,100,000	$1,650,000	$3,300,000	—	—	—	—	—	—
	1/9/2023	—	—	—	—	—	—	120,668	—	—	$4,128,946
	8/17/2023	—	—	—	—	—	—	377,074	—	—	$10,000,002
	8/17/2023	—	—	—	—	—	—	—	799,272	$26.52	$9,999,692

Jill McConnell		$158,103	$316,205	$632,411
	2/7/2023				3,807	7,613	15,226	—	—	—	$282,112
	2/7/2023	—	—	—	—	—	—	5,052	—	—	$175,557
	6/1/2023	—	—	—	—	—	—	33,013	—	—	$985,731
	8/17/2023	—	—	—	—	—	—	33,937	—	—	$900,009

Mark Morais		$158,423	$316,846	$633,693
	2/7/2023				5,088	10,175	20,350	—	—	—	$377,050
	2/7/2023	—	—	—	—	—	—	6,760	—	—	$234,911
	6/1/2023	—	—	—	—	—	—	33,013	—	—	$985,731
	8/17/2023	—	—	—	—	—	—	33,937	—	—	$900,009

(1)

Amounts represent the range of possible payouts denominated in dollars pursuant to the total of a prorated amount of the LBP and the FBP, as established by Labcorp’s CHCC in February 2023 as well as Fortrea’s MDCC in August 2023. Pursuant to both the LBP and FBP, the base salary and target bonus factor used to calculate target bonus amounts are prorated to reflect changes during 2023. Actual amounts paid out pursuant to the plan are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For a discussion of the performance criteria applicable to these awards, see “Compensation Discussion and Analysis - Labcorp Bonus Plan: January 1, 2023 to June 30, 2023 Bonus Plan Design” and “Compensation Discussion and Analysis—Fortrea Bonus Plan: July 1, 2023 to December 31, 2023 Bonus Plan Design and Performance.”

(2)	Per Mr. Pike’s employment agreement, he was entitled to a minimum payout of 100% of his base salary (or $1,100,000) for the resulting combined outcome of the Labcorp Bonus Plan and Fortrea Bonus Plan.

(3)

For equity awards granted prior to June 30, 2023, the number of equity shares provided in the table above represent the number of Fortrea shares resulting from the conversion of Labcorp grants to Fortrea awards. Effective June 30, 2023, outstanding Labcorp equity awards were converted to Fortrea equity awards using a conversion ratio approved by the Labcorp CHCC. For a discussion of the conversion ratio applicable to these awards, see “Compensation Discussion and Analysis – Conversion of Labcorp Long-term Incentive Awards (approved by Labcorp CHCC).”

(4)	Awards granted after June 30, 2023, represent Fortrea issued equity awards where no conversion occurred.

(5)

Estimated Future Payouts Under Equity Incentive Plan Awards represent the range of estimated potential shares to be earned under PSAs that were converted from Labcorp equity awards to Fortrea equity awards. As of July 1, 2023, the Fortrea MDCC adopted new performance goals specific to Fortrea. The PSAs vest at the end of the performance period ending December 31, 2025 provided that certain performance metrics are met. For a discussion of the performance criteria applicable to these awards, see “Compensation Discussion and Analysis—Long-Term Equity Incentive Compensation and Conversion of Prior Awards” above.

(6)

Amounts represent RSU awards that vest ratably over three years, beginning on the first anniversary of the grant date, based on continued service. RSU awards granted to Mr. Pike on August 17, 2023 vest equally in three tranches with the first two occurring on the first and second anniversary of the grant date, and the third occurring on January 9, 2026.

(7)	Amount represents stock options that vest equally in three tranches with the first two occurring on the first and second anniversary of the grant date, and the third occurring on January 9, 2026.

(8)

Amounts represent the full grant date fair value of RSUs and PSAs as computed in accordance with FASB ASC Topic 718 for stock-based compensation, but excluding the effect of estimated forfeitures. The amounts shown in this column will likely vary from the amount actually realized by any NEO based on a number of factors, including the number of shares that ultimately vest, the satisfaction or failure to meet any performance criteria, the timing of any exercise or sale of shares, and the price of Fortrea’s common stock. The value for stock options is calculated using the Black-Scholes option pricing model. The value of the PSAs granted in February 2023 if they are achieved at the maximum payout is as follows: Ms. McConnell - $564,224 and Mr. Morais - $754,100.

(9)

Mr. Pike was appointed Chief Executive Officer effective June 30, 2023. Under the terms of Mr. Pike’s employment agreement, his 2023 equity grants were intended to provide an equivalent value of three years of equity grants and no further equity grants are intended to be made during the remaining initial term of his employment agreement, which ends on December 31, 2025.

40 2024 Proxy Statement • FORTREA

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning outstanding equity awards for each of our NEOs as of December 31, 2023. As of December 29, 2023, the last trading day of 2023, the fair market value of a share of our common stock was $34.90.

The following table shows the number of shares underlying exercisable and unexercisable options, as well as unvested RSUs and unearned performance share units, held by our Named Executive Officers at December 31, 2023. Market or payout values in the table below are based on the closing price of Fortrea common stock as of December 29, 2023.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have Not Yet Vested (#)(2,3)	Market Value of Shares of Units of Stock that have Not Yet Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3,4, 5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
Thomas Pike(7)	1/9/2023					120,668	$4,211,313
	8/17/2023	—	799,272	26.52	8/17/2033	377,074	$13,159,883
Jill McConnell	2/2/2021					22,484	$784,692
	2/11/2022					5,116	$178,548	3,487	$121,696
	2/7/2023					5,052	$176,315	7,613	$265,694
	6/1/2023					33,013	$1,152,154
	8/17/2023					33,937	$1,184,401
Mark Morais	2/2/2021					17,155	$598,710
	12/15/2021					406	$14,169
	2/11/2022					3,993	$139,356	2,704	$94,370
	2/7/2023					6,760	$235,924	10,175	$355,108
	6/1/2023					33,013	$1,152,154
	8/17/2023					33,937	$1,184,401

(1)	Stock options granted to Mr. Pike vest equally in three tranches with the first two occurring on the first and second anniversary of the grant date, and the third occurring on January 9, 2026.

(2)

RSUs vest ratably over three years, beginning on the first anniversary of the grant date. RSUs granted to Mr. Pike on August 17, 2023 vest equally in three tranches with the first two occurring on the first and second anniversary of the grant date, and the third occurring on January 9, 2026.

(3)

At time of Spin, the PSAs granted on February 2, 2021 to Ms. McConnell and Mr. Morais were scored for performance across a 30-month period and converted to Fortrea RSUs. For a discussion of the conversion ratio applicable to these awards, see “Compensation Discussion and Analysis – Conversion of Labcorp Long-term Incentive Awards (approved by Labcorp CHCC).”

(4)

At time of Spin, 50% of the PSAs granted on February 11, 2022 to Ms. McConnell and Mr. Morais were scored for performance across an 18-month period and converted to Fortrea RSUs. The other 50% of shares granted on February 11, 2022 were converted to Fortrea PSAs with new performance criteria established by the Fortrea MDCC and are representative of Fortrea performance goals from time of Spin until December 31, 2024. For a discussion of the conversion ratio applicable to these awards, see “Compensation Discussion and Analysis – Conversion of Labcorp Long-term Incentive Awards (approved by Labcorp CHCC).”

(5)

Aggregate market value is calculated based on the Fortrea common stock price on December 29, 2023, the last trading day of 2023, which was $34.90 per share, multiplied by the number of shares or units, respectively, for each unvested performance or stock award.

(6)

At time of the Spin, the PSAs granted on February 7, 2023 to Ms. McConnell and Mr. Morais were converted to Fortrea PSAs with new performance criteria established by the Fortrea MDCC and are representative of Fortrea performance goals from time of Spin until December 31, 2025. These PSAs are reflected as the number of shares deliverable at target performance. The actual number of shares will be determined on December 31, 2025.

(7)

Mr. Pike was appointed Chief Executive Officer effective June 30, 2023. Under the terms of Mr. Pike’s employment agreement, his 2023 equity grants were intended to provide an equivalent value of three years of equity grants and no further equity grants are intended to be made during the remaining initial term of his employment agreement, which ends on December 31, 2025.

FORTREA • 2024 Proxy Statement 41

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested

The following table summarizes option exercises and stock vested with respect to each of the NEOs during the fiscal year ended December 31, 2023:

Executive	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Thomas Pike	—	—	—	—
Jill McConnell(1)	—	—	2,816	$649,580
Mark Morais(2)	—	—	2,133	$415,298

(1)

Represents one-third of the Labcorp RSUs granted on February 4, 2020 that vested on February 6, 2023 at $244.50 per share, the closing price of Labcorp common stock on that date; one-third of the Labcorp RSUs granted on February 2, 2021 that vested on February 2, 2023 at $254.99 per shares, the closing price of Labcorp common stock on that date; one-third of the Labcorp RSUs granted on February 11, 2022 that vested on February 13, 2023 at $248.13 per share, the closing price of Labcorp common stock on that date; and 134.2% of the Labcorp performance share award granted on February 4, 2020 that vested on March 30, 2023 at $224.70 per share, the closing price of Labcorp common stock on that date.

(2)

Represents one-third of the Labcorp RSUs granted on February 4, 2020 that vested on February 6, 2023 at $244.50 per share, the closing price of Labcorp common stock on that date; one-third of the Labcorp RSUs granted on February 2, 2021 that vested on February 2, 2023 at $254.99 per shares, the closing price of Labcorp common stock on that date; one-third of the Labcorp RSUs grants on February 11, 2022 that vested on February 13, 2023 at $248.13 per share, the closing price of Labcorp common stock on that date; one-third of the Labcorp RSUs granted on December 15, 2021 that were converted to Fortrea common stock upon Spin and vested on December 15, 2023 at $32.44 per share, the closing price of Fortrea common stock on that date; and 134.2% of the Labcorp performance share award granted on February 4, 2020 that vested on March 30, 2023 at $224.70 per share, the closing price of Labcorp common stock on that date.

Retirement Benefits

We maintain market competitive retirement programs for our executives as retirement compensation is an essential component of an overall total executive compensation package in that it provides security for the future needs of the executives and their families. Our NEOs are eligible to participate in our 401(k) Plan and receive Company matching contributions in the same manner as all other Company employees.

Nonqualified Deferred Compensation

Fortrea adopted the Fortrea NQDC Plan and assumed the obligations and liabilities associated with Company participants in the Labcorp NQDC Plan. The Fortrea NQDC Plan allows participants to defer up to 50% of their base salary and up to 90% of their annual incentive or bonus. The Fortrea NQDC Plan provides for similar investment options as our 401(k) plan. The Fortrea NQDC Plan does not provide any match on employee contributions. The Fortrea NQDC Plan accounts are paid based on the participant’s selection at the time of the deferral, subject to the requirements of Section 409A of the Internal Revenue Code and may be paid in a lump sum, or a series of annual installments. Participants may elect to receive these distributions upon separation from service or upon the occurrence of one or more specified dates. All Fortrea NQDC Plan accounts are considered unfunded general contractual obligations and are subject to the claims of our general, unsecured creditors.

Any amounts provided in Executive Contributions Last Fiscal Year shown in the table below are exclusively associated with the Fortrea NQDC Plan, which assumed contributions and balances from the Labcorp NQDC Plan. Amounts provided in the Aggregate Earnings In Last Fiscal Year shown in the table below are associated with investment performance of assets over the course of 2023 in both the Fortrea NQDC Plan as well as the frozen Covance Deferred Compensation Plan.

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year-End
Thomas Pike	—	—	—	—
Jill McConnell	—	—	—	—
Mark Morais	$13,707	$24,197	$0.00	$119,530

42 2024 Proxy Statement • FORTREA

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control

The tables that follow provide information related to compensation payable to each NEO, assuming termination of such executive’s employment on December 31, 2023, or assuming a change in control with a corresponding qualifying termination occurring on December 31, 2023. Amounts also assume the price of our common stock was $34.90, the closing price on December 29, 2023, the last trading day of 2023.

Potential Payments Upon Termination per Employment Arrangements of Mr. Pike

Pursuant to the Pike Employment Agreement, if Mr. Pike’s employment is terminated without “cause” or by Mr. Pike for “good reason” (as such terms as defined in the Pike Employment Agreement), or if Fortrea does not renew the term, Mr. Pike will receive a partial year bonus as well as severance benefits (subject to his execution of a release of claims) equal to (i) two times the sum of his base salary and average annual bonus for the last three years if the applicable termination does not occur within 36 months following a “change in control” (as defined in the Pike Employment Agreement) of Fortrea, or (ii) three times the sum of his base salary and average annual bonus for the last three years, if the applicable termination of employment occurs within 36 months following a change in control of Fortrea. The Pike Employment Agreement contains a cutback provision, which provides that if any payments to Mr. Pike would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, then those payments will be subject to a reduction in order to avoid application of any applicable Section 280G excise tax, but only if the reduction would result in a greater net after-tax amount payable to Mr. Pike.

Vesting of the equity grants made to Mr. Pike called for under the Pike Employment Agreement described above as the Sign-On Equity Grant and the Initial Fortrea Equity Grant will be accelerated upon a “separation from service” due to Mr. Pike’s death, disability, or termination without “cause” or for “good reason” within 24 months after a “change in control” (as such terms are defined in the award agreement). The Sign-On Equity Grant and the Initial Fortrea Equity Grant also include certain accelerated vesting provisions in the event of termination of Mr. Pike’s employment for similar reasons as described above outside of a change in control or in the event of his “retirement” as defined in the award agreement.

Potential Payments Upon Termination per Executive Severance Plan

Ms. McConnell and Mr. Morais are eligible to participate in the Executive Severance Plan adopted by Fortrea in connection with the Spin, which provides participants with financial protection in circumstances involving a qualifying termination (which will generally include an involuntary termination without “cause” or voluntary termination with “good reason” (as such terms are defined in the Executive Severance Plan)). The severance payments for executives employed at or above Executive Vice President under the Executive Severance Plan in the event of a qualifying termination will be equal to the sum of the executive’s annual base salary and annual target bonus for the year of the qualifying termination (or, in the event that the qualifying termination occurs within 24 months following a “change in control” (as defined in the Executive Severance Plan), two times the sum of the executive’s annual base salary and annual target bonus for the year of the qualifying termination).

FORTREA • 2024 Proxy Statement 43

EXECUTIVE COMPENSATION

Name	Benefit	Early or Normal Retirement(1)	Involuntary Not for Cause or Good Reason Termination	For Cause	Change-In- Control	Disability(2)	Death(3)

Thomas Pike	Severance – Base Salary	—	$2,200,000	—	$3,300,000	—	—
	Severance – Fortrea Bonus Plan	—	$4,950,000	—	$6,600,000	$1,100,000	$1,100,000
	Non-Qualified Stock Options	—	—	—	$6,697,899	$6,697,899	$6,697,899
	Restricted Stock Units(4)	—	$197,290	—	$13,751,787	$13,751,787	$13,751,787
	Performance Shares(4)	—	—	—		—	—
	Health & Welfare Plans(5)(6)	—	—	—	—	$700,000	$1,500,000
	Total	—	$7,347,290	—	$30,349,686	$22,249,686	$23,049,686

Jill McConnell	Severance – Base Salary	—	$500,000	—	$1,000,000	—	—
	Severance – Fortrea Bonus Plan	—	$425,000	—	$850,000	—	—
	Non-Qualified Stock Options	—	—	—	—	—	—
	Restricted Stock Units(4)	—	$1,281,109	—	$3,405,333	$3,405,333	$3,405,333
	Performance Shares(4)	—	$169,719	—	$387,390	$387,390	$387,390
	Health & Welfare Plans(5)(6)	—	$38,547	—	$38,547	$400,000	$1,000,000
	Total	—	$2,414,375	—	$5,681,270	$4,192,723	$4,792,723

Mark Morais	Severance – Base Salary	—	$500,000	—	$1,000,000	—	—
	Severance – Fortrea Bonus Plan	—	$425,000	—	$850,000	—	—
	Non-Qualified Stock Options	—	—	—		—	—
	Restricted Stock Units(4)	—	$1,117,498	—	$3,324,714	$3,324,714	$3,324,714
	Performance Shares(4)	—	$181,306	—	$449,477	$449,477	$449,477
	Health & Welfare Plans(5)(6)	—	$20,591	—	$20,591	$400,000	$1,000,000
	Total	—	$2,247,024	—	$5,647,411	$4,074,191	$4,774,191

(1)	None of the NEOs are retirement eligible.

(2)

Under Disability, amounts represent the value to be paid to respective executive under Fortrea’s short and long-term disability plans. Fortrea’s short-term disability allows for 100% of the executive’s salary to be paid for 6 months. Fortrea’s supplemental long-term disability program, which the NEOs are eligible for, allows for a payment of up to $25,000 per month, with the maximum benefit to be determined by the length of eligibility and age. For the sake of this calculation, a term of one year has been used to determine the amount paid to the executive.

(3)	Under Death, amount represents the death benefit under Fortrea’s company-sponsored life insurance plan - 2x an executive’s annual base pay with a maximum of $1.5 million.

(4)	Amounts represented by RSUs include 2021 and 2022 PSAs that converted to RSUs at time of Spin

(5)

Under Involuntary Not for Cause or Good Reason as well as Change-in-Control, Health & Welfare represent one year of reimbursement of executive for COBRA coverage for medical, dental and vision, an additional Medical Stipend which was determined to be $17,773 for Ms. McConnell and $8,795 for Mr. Morais. Per his employment agreement, Mr. Pike is not eligible for these benefits in the event of these two termination scenarios.

(6)	Any executive perquisites are cancelled effective date of separation. However, executives are eligible for reimbursement of eligible expenses up to effective date of termination.

44 2024 Proxy Statement • FORTREA

EXECUTIVE COMPENSATION

Pay versus Performance
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Fortrea MDCC views the link between our performance and our NEOs’ pay. For a discussion of how the Company views its executive compensation structure, including alignment with Company performance, see the Compensation Discussion and Analysis beginning on page 25. Due to the mid-year timing of our separation from Labcorp, many of the decisions impacting our 2023 NEO compensation were made by Labcorp and were grounded in Labcorp’s compensation philosophy, programs and policies. Moving forward from July 1, 2023, using the information, procedures and policies developed by Labcorp, the Fortrea MDCC and our Board of Directors makes independent decisions related to compensation. The Fortrea MDCC did not consider the pay versus performance disclosure below in making its pay decisions.
In accordance with SEC rules, the following table sets forth information concerning compensation actually paid (“CAP”), Total Shareholder Return (“TSR”), Net Income, and Adjusted EBITDA. These disclosures and the calculating of CAP is required by the SEC’s rules. Neither CAP nor the amount reported in the Summary Compensation Table (“SCT”) reflect the amount of compensation actually paid, earned or received during the applicable year. Per SEC rules, CAP was calculated by adjusting SCT Total values for the applicable year as described in the footnotes to the following table.

					VALUE OF INITIAL $100 INVESTMENT BASED ON: (4)

FISCAL YEAR (1)	SCT TOTAL PAY FOR CEO (2)	CAP TO CEO (3)	AVERAGE SCT TOTAL PAYT FOR OTHER NEOS (2)	AVG. CAP TO OTHER NEOS (3)	COMPANY TSR	PEER GROUP TSR	NET INCOME (LOSS) ($ Millions) (5)	ADJUSTED EBITDA ($ Millions) (6)

2023	$26,320,395	$34,238,046	$3,154,484	$3,349,885	$102.60	$103.20	($3)	$306

(1)	For 2023, the CEO was Thomas Pike and the other NEOs were Jill McConnell and Mark Morais.

(2)
These amounts reflect (i) the total compensation reported in the SCT for the applicable year in the case of our CEO; and (ii) the average of the total compensation reported in the SCT for the applicable year for our Other NEOs. See the footnotes to the SCT for further detail regarding the amounts in this column.

(3)
Amounts reported in these columns represent CAP; adjustments were made to the amounts reported in the SCT for the applicable year. A reconciliation of the adjustments for our CEO and for the average of the Other NEOs is set forth in the following tables, which describe the adjustments, each of which is prescribed by the SEC rule to calculate the CAP amounts from SCT amounts.

YEAR	SCT TOTAL PAY FOR CEO	MINUS STOCK AWARD VALUE & OPTION AWARD VALUE REPORTED IN SCT FOR THE COVERED YEAR	PLUS YEAR END FAIR VALUE OF EQUITY AWARDS GRANTED DURING THE COVERED YEAR THAT REMAIN OUTSTANDING AND UNVESTED AS OF LAST DAY OF THE COVERED YEAR	PLUS YEAR OVER YEAR CHANGE IN FAIR VALUE AS OF THE LAST DAY OF THE COVERED YEAR OF OUTSTANDING AND UNVESTED EQUITY AWARDS GRANTED IN PRIOR YEARS	PLUS YEAR OVER YEAR CHANGE IN FAIR VALUE AS OF THE VESTING DATE OF EQUITY AWARDS GRANTED IN PRIOR YEARS THAT VESTED DURING THE COVERED YEAR	MINUS FAIR VALUE AT THE END OF THE PRIOR YEAR OF EQUITY AWARDS THAT FAILED TO MEET VESTING CONDITIONS IN THE COVERED YEAR	PLUS VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON STOCK OR OPTION AWARDS NOT OTHERWISE REFLECTED IN FAIR VALUE OR TOTRAL COMPENSATION FOR THE COVERED YEAR	MINUS CHANGE IN PENSION VALUE REPORTED IN SCT FOR COVERED YEAR	PLUS PENSION ADJUSTMENT	CEO CAP

2023	$26,320,395	$24,128,640	$32,021,869	$0	$0	$0	$24,422	$0	$0	$34,238,046

YEAR	SCT AVERAGE FOR OTHER NEOS	MINUS STOCK AWARD VALUE & OPTION AWARD VALUE REPORTED IN SCT FOR THE COVERED YEAR	PLUS YEAR END FAIR VALUE OF EQUITY AWARDS GRANTED DURING THE COVERED YEAR THAT REMAIN OUTSTANDING AND UNVESTED AS OF LAST DAY OF THE COVERED YEAR	PLUS YEAR OVER YEAR CHANGE IN FAIR VALUE AS OF THE LAST DAY OF THE COVERED YEAR OF OUTSTANDING AND UNVESTED EQUITY AWARDS GRANTED IN PRIOR YEARS	PLUS YEAR OVER YEAR CHANGE IN FAIR VALUE AS OF THE VESTING DATE OF EQUITY AWARDS GRANTED IN PRIOR YEARS THAT VESTED DURING THE COVERED YEAR	MINUS FAIR VALUE AT THE END OF THE PRIOR YEAR OF EQUITY AWARDS THAT FAILED TO MEET VESTING CONDITIONS IN THE COVERED YEAR	PLUS VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON STOCK OR OPTION AWARDS NOT OTHERWISE REFLECTED IN FAIR VALUE OR TOTRAL COMPENSATION FOR THE COVERED YEAR	MINUS CHANGE IN PENSION VALUE REPORTED IN SCT FOR COVERED YEAR	PLUS PENSION ADJUSTMENT	AVERAGE OTHER NEO CAP

2023	$3,154,484	$2,420,555	$2,670,583	($52,524)	($9,173)	$0	$7,070	$0	$0	$3,349,885

FORTREA • 2024 Proxy Statement
45

Table of Contents
EXECUTIVE COMPENSATION

The fair value of options was determined by using the Black-Scholes option pricing method. The fair value of the PSAs was determined by using a Monte Carlo simulation pricing model and the probable outcome of the performance vesting conditions as of each measurement date and Company actual performance payouts for each completed performance period for the respective fiscal year. The fair value of the restricted stock was determined using the stock price on the appropriate measurement date.

(4)
The comparison assumes $100 was invested in the Company and in the Nasdaq Healthcare Index, respectively, for the period starting July 1, 2023, the effective date of the registration of FTRE Common Stock, through the end of the year. Historical stock performance is not necessarily indicative of future stock performance. All dollar values assume reinvestment of all dividends, where applicable.
Beginning in 2024, we have been utilizing the S&P 1500 Healthcare Index as our primary comparator for Total Shareholder Return.

(5)	“Net income” is equivalent to “Net earnings” as reported in the Company’s financial statements.

(6)
SEC rules require us to designate a “company-selected measure” that in our assessment represents the most important financial performance measure (other than total stockholder return, stock price, or net income) used by the Company to link the CAP of our NEOs, for the most recently completed fiscal year, to our performance. We selected Adjusted EBITDA as this measure for 2023, as reflected in the table above. Adjusted EBITDA is a non-GAAP measure. See the reconciliation of Adjusted EBITDA on Appendix A attached to this proxy statement. We may determine a different financial performance measure to be the most important financial performance measure in future years.

Financial Performance Measures
For fiscal year 2023, the sole financial performance measure we used in setting pay-for-performance compensation for the most recently completed fiscal year was Adjusted EBITDA. The manner in which this measure, together with certain non-financial performance measures, determined the amounts of incentive compensation paid to our NEOs is described above in the CD&A section. Beginning in fiscal year 2024, we will revise and implement our approach to executive compensation, which incorporates additional financial performance measures. Specifically, (i) our annual incentive bonus plan will use Adjusted EBTIDA and net new business as performance measures to determine payouts of bonuses under the Fortrea Bonus Plan and (ii) PSU awards granted to our NEOs for fiscal year 2024 are subject to Adjusted EBITDA Margin and Revenue performance metrics, and include a relative TSR modifier. We believe these enhancements, as part of our revised compensation program commencing with fiscal year 2024 further strengthens the link between compensation actually paid to our NEOs and our performance.
Relationship Between Compensation Actually Paid (“CAP”) and Financial Performance Measures
Given the Spin in July 2023, our fiscal year 2023 compensation program did not reflect a typical public company compensation program design. The following, in accordance with the SEC rules, describes the relationship between TSR, Net Income and Adjusted EBITDA to compensation actually paid for fiscal year 2023. The cumulative TSR performance as of December 31, 2023 based on a $100 investment in Fortrea and the Nasdaq Healthcare Index on July 1, 2023 is $102.60 and $103.20, respectively. Fortrea had a net loss of $3 million and Adjusted EBITDA of $306 million for the fiscal year ending December 31, 2023. The CAP of our CEO, and the average CAP of our other NEOs, was $34,238,046 and $3,349,885, respectively.
Because of the Spin in July 2023, our TSR is for one partial year and there is no link yet to the CAP for our CEO and our other NEOs. For 2023, we did not consider TSR and net income in the design of our executive compensation program and, as a result, net income and TSR did not directly impact the amount of compensation actually paid to the NEOs. For additional details regarding how Adjusted EBITDA was utilized under our fiscal year 2023 compensation program to link pay with performance, please refer to the discussion of Annual Bonus (Non-Equity Short-Term Incentive Compensation) on page 32.

46
 2024 Proxy Statement • FORTREA

PROPOSAL 3:

Advisory Vote on the Compensation of our Named Executive Officers

In accordance with Section 14A of the Exchange Act, we are asking that our stockholders approve, on an advisory basis, the compensation of the executive officers named in the Summary Compensation Table of this proxy statement. This proposal gives our stockholders the opportunity to express their views on the compensation of our named executive officers. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

In connection with this proposal, the Board encourages stockholders to review in detail the description of the compensation program for our named executive officers that is set forth in the Compensation Discussion and Analysis beginning on page 25, as well as the information contained in the compensation related tables and narrative discussion in this proxy statement. The Board unanimously recommends a vote FOR the approval, on an advisory basis, of the compensation of our named executive officers, as our current compensation program is built on a pay-for-performance philosophy and was constructed to retain and incentivize management to successfully complete the Spin and position the Company for success as a standalone company.

Pay for Performance

As described in more detail in the Compensation Discussion and Analysis beginning on page 25, our overarching compensation philosophy is to pay for performance. This has been accomplished in a number of ways, including by placing more emphasis on pay that is performance-based and “at-risk” based on achievement of specific short-term and long-term financial, operational and strategic goals, and that pay mix should be more heavily weighted toward variable compensation. We have aligned executive compensation with the execution of our business strategy by using performance metrics that reward behaviors that support our business objectives and long-term stockholder value, balancing performance metrics in our incentive plans so that undue weight is not given to any one metric, measuring performance over annual and multi-year performance periods, and using a relative total stockholder return metric in long-term plan for strong alignment with stockholders. For the six months after Spin, the Fortrea portion of 2023, the bonus for our NEOS was funded at 0% because actual Adjusted EBITDA was below the target for the second half of 2023. This, combined with the amount paid by Labcorp for the first six months of 2023, resulted in an overall payout of approximately 20% of target 2023 bonus for Ms. McConnell and Mr. Morais (after adjusting for higher salaries and target bonuses in connection with the Spin). No discretionary adjustment was made to the bonus pool as the Fortrea MDCC believes that it is important to pay for performance. Meanwhile, the determination not to pay any bonus based on the period after the Spin is balanced by long-term incentive awards that focus on long-term performance.

Establishment of Competitive Compensation Packages for Standalone Company

We, and Labcorp prior to the Spin, have also constructed compensation packages to retain and incentivize our named executive officers to achieve a successful Spin and establish Fortrea as a standalone company. Accordingly, adjustments were made in 2023 prior to the Spin to develop competitive pay packages for Ms. McConnell and Mr. Morais in order to recognize their roles as named executive officers for a standalone public company. Additionally, in January 2023, Labcorp entered into an employment agreement with Mr. Pike. At the time of Mr. Pike’s hire, the Labcorp CHCC recognized that it was critical to recruit a proven and experienced CEO, such as Mr. Pike, who possesses relevant leadership skills, industry expertise, and IPO/spin company experience, to successfully lead Fortrea through the Spin. Mr. Pike has a strong track record as former CEO of a CRO where he led Quintiles Transnational Holdings through a successful IPO, helping it grow into a Fortune 500 company with 36,000 employees worldwide. In addition, Mr. Pike worked at Arthur Andersen/Accenture for 22 years in various positions of increasing responsibility, including serving as the Chief Risk Officer and Managing Director of the North America Health and Products business. As such, the Labcorp CHCC developed a competitive compensation package to attract and incentivize Mr. Pike to lead Fortrea and to retain him for several years. As this opportunity would require significant time, Mr. Pike also stepped down from several boards in order to devote his focus on leading Fortrea. The employment agreement entered into between Labcorp and Mr. Pike provides for a base salary of $1,100,000 and an annual target bonus equal to 150% of his base salary (with a minimum payout of 100% of base salary for 2023). Mr. Pike received the Sign-On Equity Grant in the form of time-vested RSUs. In addition, the employment agreement provided that if Labcorp successfully completed the Spin of Fortrea into an independent public company, Mr. Pike would receive the Initial Equity Award with an aggregate grant date value of $20,000,000 consisting of RSUs and stock options. As Fortrea completed the Spin, Mr. Pike was issued the Initial Equity Grant

FORTREA • 2024 Proxy Statement 47

on August 17, 2023. The total value of equity granted in 2023 in connection with the employment agreement was $24,000,000, consisting of the Sign-On Equity Grant and the Initial Equity Grant. Under the employment agreement, these equity grants are intended to cover the three-year period of the initial term of the employment agreement, which ends on December 31, 2025, and no further equity grants are intended to be made during that period. In accordance with these terms, Mr. Pike did not receive an annual grant in 2024. The intended value of Mr. Pike’s long-term incentives under the full term of the employment agreement amounts to $8,000,000 per year on an annualized basis. Including his target cash compensation, Mr. Pike’s annual target direct compensation is $10,750,000, which we believe is appropriate and competitive for a highly experienced CEO.

Board’s Use of Stockholder Vote on Say-on-Pay

Although the advisory vote is non-binding, the Board of Directors values stockholders’ opinions. The Fortrea MDCC will review the results of the vote and, consistent with our record of stockholder responsiveness, the Fortrea MDCC will consider stockholders’ views and take into account the outcome of the vote when considering future decisions concerning our executive compensation program.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as disclosed in this proxy statement by voting “FOR” the following resolution:

“RESOLVED, that the stockholders of Fortrea Holdings Inc. approve, on an advisory basis, the compensation paid to Fortrea Holdings Inc.’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion in Fortrea Holdings Inc.’s 2024 Proxy Statement.”

Vote Required

The proposal to approve, on an advisory basis, the compensation of our named executive officers requires an affirmative vote of the holders of a majority in voting power of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the proposal.

48 2024 Proxy Statement • FORTREA

PROPOSAL 4:

Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officers’ Compensation

In addition to the advisory vote on executive compensation in Proposal 3, the Dodd-Frank Wall Street Reform and Consumer Protection Act also enables our stockholders to express their preference for having a “say-on-pay” vote every one, two, or three years, or they may abstain. This advisory (non-binding) “say-on-frequency” vote is required once every six years. The Board of Directors intend for the next say-on-frequency vote to take place in 2030.

After careful consideration, the Board of Directors has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for the Company. An annual say-on-pay vote allows stockholders to provide frequent, direct input to the Company regarding its compensation philosophy, policies and practices. Holding the vote at one-year intervals also enhances stockholder communication by providing a clear, simple means for Fortrea to ascertain general investor sentiment regarding its executive compensation program. The Board of Directors recommends that stockholders vote for future advisory votes on executive compensation to occur annually.

Because this vote is non-binding, the Board of Directors may determine how frequently we will hold future non-binding executive compensation votes. However, the Board of Directors will consider the outcome of this vote in making its determination.

Vote Required

The proposal to approve, on an advisory basis, the compensation of our named executive officers requires an affirmative vote of the holders of a majority in voting power of the shares present or represented by proxy and entitled to vote on the proposal.

FORTREA • 2024 Proxy Statement 49

Director Compensation

Prior to the Spin, Labcorp engaged FW Cook to assist with developing a non-employee director compensation program for us which is intended to compensate the first year of director service. Any changes post-Spin will be considered and approved by our Board of Directors and the Fortrea MDCC. In establishing such program pre-Spin, Labcorp and FW Cook analyzed the director compensation programs for Fortrea’s 16-company industry peer group (as described in more detail above under “Executive Compensation”) and companies in the general industry. As a result of such review, our initial director compensation program was approved for us, pursuant to which each director will receive compensation in the form of an annual cash retainer and an equity award. For 2023, the cash retainer was $67,500 and the equity award was in the form of Fortrea RSUs, issued after the Spin, with a grant-date fair value of $210,000 (which are subject to, among other terms and conditions, a one-year vesting requirement). The Lead Independent Director was entitled to receive an additional cash retainer of $40,000, and, after the establishment of our Audit Committee, Nominating, Corporate Governance and Compliance Committee, and the Fortrea MDCC, an additional cash retainer of $25,000 was paid to the chair of the Audit Committee and an additional cash retainer of $20,000 was paid to the chairs of each of the Nominating, Corporate Governance and Compliance Committee and Fortrea MDCC.

For 2024 and thereafter, non-employee members of our Board of Directors are expected to receive a cash retainer of $90,000 and an equity award in the form of Fortrea RSUs, with a grant-date fair value of $210,000 (which will be subject to, among other terms and conditions, a one year vesting requirement), and the Lead Independent Director and committee chairs will also receive the cash retainers described above.

2023 Director Compensation Table

The following table sets forth summary compensation information for our directors for the fiscal year ended December 31, 2023:

Name	Fees Earned or Paid in Cash ($)	Restricted Stock units ($)	Total ($)

R. Andrew Eckert	$127,500	$210,000	$337,500

Betty Larson	$67,500	$210,000	$277,000

Peter Neupert	$87,500	$210,000	$297,500

Edward Pesicka	$67,500	$210,000	$277,000

Dr. Amrit Ray	$67,500	$210,000	$277,000

David Smith	$92,500	$210,000	$302,500

Thomas Pike	$0	$0	$0

(1)

Mr. Pike receives no cash or equity compensation for his service as a member of the Board of Directors. See “Executive Compensation” for discussion of Mr. Pike’s compensation as Chief Executive Officer.

(2)

All RSUs granted to any directors have been valued based on the fair value of the RSUs using the market value as of the data of grant. A discussion of the assumptions used in calculating these values can be found in Note 14 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

(3)	The aggregate number of RSUs outstanding for each director appears in “Security Ownership of Certain Beneficial Owners and Management.”

In connection with our 2023 Spin, members of the Board of Directors were granted RSUs as detailed above. The terms of the RSUs provide for vesting of the RSUs in full on July 18, 2024, subject to the director’s continued service as a director.

50 2024 Proxy Statement • FORTREA

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2023 regarding Fortrea’s equity compensation plans.

Plan	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)

Equity compensation plans approved by security holders	4,753,313	$26.52	6,166,524

Equity compensation plans not approved by security holders	—	—	—

Total	4,753,313	$26.52	6,166,524

(1)	Represents the weighted-average exercise price of the outstanding stock options and does not include RSUs or performance shares.

FORTREA • 2024 Proxy Statement 51

Security Ownership of Certain Beneficial Owners and Management

Common Stock

The following table sets forth certain information with respect to holdings of our Common Stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Common Stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers and all directors and executive officers as a group as of March 20, 2024, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person or an entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 89,374,032 shares of Common Stock outstanding and entitled to vote as of March 20, 2024. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of March 20, 2024 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is 8 Moore Drive, Durham, North Carolina 27709. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage

5% or Greater Stockholders

BlackRock, Inc.(1)	17,454,885	19.53%

The Vanguard Group(2)	9,945,449	11.13%

Sessa Capital (Master), L.P.(3)	6,375,000	7.13%

Starboard Value LP(4)	6,136,000	6.87%

Named Executive Officers

Thomas Pike(5)	47,827	*

Jill McConnell(6)	20,717	*

Mark Morais(7)	18,406	*

Non-Employee Directors

R. Andrew Eckert(8)	—	*

Betty Larson(8)	—	*

Peter Neupert(9)	21,996	*

Edward Pesicka(8)	—	*

Dr. Amrit Ray(8)	—	*

David Smith(8)	—	*

All executive officers and directors as a group (9 persons)(10)	108,946	*

*	Less than one percent.

(1)

Based solely on information contained in a Schedule 13G filed with the SEC on January 25, 2024 by BlackRock, Inc. reporting sole voting power of 17,103,759 shares, shared voting power of 0 shares, sole dispositive power of 17,454,885 shares and shared dispositive power of 0 shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

52 2024 Proxy Statement • FORTREA

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(2)

Based solely on information contained in a Schedule 13G amendment filed with the SEC on February 13, 2024 by The Vanguard Group reporting sole voting power of 0 shares, shared voting power of 30,584 shares, sole dispositive power of 9,823,174 shares and shared dispositive power of 122,275 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)

Based solely on information contained in a Schedule 13G filed with the SEC on February 14, 2024 by Sessa Capital (Master), L.P. reporting sole voting power of 0 shares, shared voting power of 6,375,000 shares, sole dispositive power of 0 shares and shared dispositive power of 6,375,000 shares. The address for Sessa Capital (Master), L.P. is 888 Seventh Avenue, 30th Floor, New York, New York 10019.

(4)

Based solely on information contained in a Schedule 13D amendment filed with the SEC on February 26, 2024 by Starboard Value LP reporting sole voting power of 6,136,000 shares, shared voting power of 0 shares, sole dispositive power of 6,136,000 shares and shared dispositive power of 0 shares. The address for Starboard Value LP is 777 Third Avenue, 18th Floor, New York, New York 10017.

(5)	Includes 47,827 shares of Common Stock. Does not include 457,522 unvested RSUs that do not have voting rights and will not vest within 60 days of March 20, 2024.

(6)	Includes 20,717 shares of Common Stock. Does not include 86,750 unvested RSUs that do not have voting rights and will not vest within 60 days of March 20, 2024.

(7)	Includes 18,406 shares of Common Stock. Does not include 87,505 unvested RSUs that do not have voting rights and will not vest within 60 days of March 20, 2024.

(8)	Does not include 6,354 unvested RSUs that do not have voting rights and will not vest within 60 days of March 20, 2024.

(9)	Includes 10,996 shares of Common Stock. Does not include 6,354 unvested RSUs that do not have voting rights and will not vest within 60 days of March 20, 2024.

(10)	Includes zero RSUs which will vest within 60 days of March 20, 2024. Does not include 666,291 unvested RSUs that do not have voting rights and will not vest within 60 days of March 20, 2024.

FORTREA • 2024 Proxy Statement 53

Certain Relationships

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board has adopted a written related person transactions policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we (including any of our subsidiaries) are, were or will be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person has, had or will have a direct or indirect material interest, which may include, without limitation, purchases of goods or services by or from the related party or entities in which the related party has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party.

Under the policy, management is required to present to the Audit Committee each proposed related party transaction. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. If advance Audit Committee approval of a related party transaction is not feasible, then the transaction may be preliminarily entered into by management upon prior approval by the Chairman of the Audit Committee, subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting. Any related party transaction must be approved or ratified by the Audit Committee in order to be consummated or continue, as applicable. Management is responsible for updating the Audit Committee as to any material changes to any approved or ratified related party transaction and for providing a status report at least annually of all current related party transactions at a regularly scheduled meeting of the Audit Committee. No director may participate in approval of a related party transaction for which he or she is a related party.

Agreements with Labcorp

In order to govern the ongoing relationships between us and Labcorp after the Spin and to facilitate an orderly transition, we and Labcorp entered into the Separation and Distribution Agreement as well as other agreements, including a Transition Services Agreement, a Tax Matters Agreement and an Employee Matters Agreement, which are described on the Company Form 8-K filed with the SEC on July 3, 2023. and forms of which are filed with the SEC as exhibits to the Annual Report on Form 10-K.

No Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the fiscal year ended December 31, 2023.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2023, R. Andrew Eckert, Betty Larson, Edward Pesicka, and David Smith served as members of the Fortrea MDCC. No current member of the Fortrea MDCC is or has been our current or former officer or employee. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Fortrea MDCC during the fiscal year ended December 31, 2023.

Stockholder Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at 8 Moore Drive, Durham, North Carolina 27709 in writing not later than November 28, 2024.

54 2024 Proxy Statement • FORTREA

CERTAIN RELATIONSHIPS

Stockholders intending to present a proposal at the 2025 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting no earlier than the close of business on January 14, 2025 and no later than the close of business on February 13, 2025.

The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Corporate Secretary. In the event that the date of the 2025 Annual Meeting is more than 30 days before or more than 30 days after May 14, 2025, then our Corporate Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2025 Annual Meeting and not later than the close of business on the 90th day prior to the 2025 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline. In addition, in order to comply with the universal proxy rules, stockholders who intend to solicit proxies for the 2025 Annual Meeting in support of director nominees other than Fortrea’s nominees must provide notice to Fortrea that sets forth the information required by Exchange Act Rule 14a-19 not later than March 15, 2025.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Other Matters

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

FORTREA • 2024 Proxy Statement 55

Fortrea’s Annual Report on Form 10-K

A copy of Fortrea’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on March 20, 2024 without charge upon written request addressed to:

Fortrea Holdings Inc.

Attention: Corporate Secretary

8 Moore Drive

Durham, North Carolina 27709

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the year ended December 31, 2023 at www.fortrea.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN POSTAGE-PAID ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Stillman Hanson,

General Counsel and Corporate Secretary

Durham, North Carolina

March 28, 2024

56 2024 Proxy Statement • FORTREA

APPENDIX A

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION USED IN

COMPENSATION PERFORMANCE METRICS

Our consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”). The Executive Compensation section of the Proxy Statement, including the “Compensation Discussion and Analysis” and “Pay Versus Performance” subsections, contains references to certain financial measures that are not presented in accordance with GAAP, including Adjusted EBITDA. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should be considered in addition to, and not as a substitute for or superior to, net income (loss) as a measure of financial performance or any other performance measure derived in accordance with GAAP, and should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. The reconciliations of the Company’s non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating the non-GAAP financial measures, you should be aware that, in the future, we may incur expenses that are the same as or similar to some of the adjustments in our presentation of our non-GAAP financial measures. There can be no assurance that we will not modify the presentation of non-GAAP financial measures in future periods, and any such modification may be material. In addition, our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

We consider Adjusted EBITDA in assessing the performance of our business and comparing our operating performance across reporting periods on a consistent basis by excluding items from the calculation of net income that management does not believe are indicative of our ongoing operating performance. We also use Adjusted EBITDA as a compensation performance measure.

In calculating EBITDA, the Company excludes from the calculation of net income, among other things, all the amortization of intangible assets associated with acquired customer relationships and backlog, databases, non-compete agreements and trademarks, trade names and other from non-GAAP expense and income measures as such amounts can be significantly impacted by the timing and size of acquisitions. Although the Company excludes amortization of acquired intangible assets from the Company’s non-GAAP expenses, the Company believes that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining net income attributable to the Company.

In calculating Adjusted EBITDA, the Company excludes from the calculation of EBITDA, among other things, all of the stock-based compensation expense, as determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expenses recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. Therefore, we believe it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business. Similarly, the amount of one-time Spin-related costs incurred were excluded as these Spin-related costs are one-time matters that are not a representative component of the day-to-day operating performance of our business.

FORTREA • 2024 Proxy Statement 57

The following table provides a reconciliation of net income (loss), the most directly comparable GAAP measure, to Adjusted EBITDA:

RECONCILIATION OF NON-GAAP MEASURES

FORTREA HOLDINGS, INC.

NET INCOME TO ADJUSTED EBITDA RECONCILIATION

(in millions)

(Unaudited)

	Twelve Months Ended December 31,

($ in millions)	2023	2022
Adjusted EBITDA:
Net income (loss)	$(3.4)	$192.9
Provision for income taxes	4.5	44.1
Interest expense, net	69.8	0.2
Depreciation and amortization [a]	96.4	92.7

EBITDA	167.3	329.9
Foreign exchange (gain) loss	(0.9)	0.9
Goodwill and other asset impairments [b]	0.0	9.8
Restructuring and other charges [c]	26.9	30.5
Stock based compensation	42.7	25.4
Acquisition and disposition-related costs [d]	0.0	3.9
One-time Spin related costs [e]	31.7	0.0
Customer matter [f]	5.5	0.0
Other	(5.9)	4.7

Adjusted EBITDA	$267.3	$405.1

a Amortization represents amortization of intangible assets acquired as part of business acquisitions.

b During 2022, impairment of identifiable intangible assets of $9.8 was recorded for the Enabling Services segment for impairment of technology assets.

c Restructuring and other charges represent amounts incurred in connection with the elimination of redundant positions to reduce overcapacity, align resources, and restructure certain operations.

d Acquisition and disposition-related costs include due-diligence legal and advisory fees, retention bonuses and other integration or disposition-related activities.

e Represents one-time or incremental costs required to implement capabilities to exit transition services agreements.

f As part of working with the customer, the Company has agreed to make concessions and provide discounts and other consideration to the customer as part of a multi-party solution. The Company’s contribution to the customer is approximately $5.5 in 2023 and anticipated to be $7.0 in 2024.

58 2024 Proxy Statement • FORTREA

Fortrea

8 Moore Drive
Durham, North Carolina 27709

©2024 Fortrea Inc. All rights reserved. Fortrea.com

8 Moore drive durtham, north carolina 27709

FORTREA HOLDINGS INC. 8 MOORE DRIVE, DURHAM NORTH CAROLINA 27709 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 13, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 13, 2024. Have your proxy card in hand when you call and then follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Fortrea Holdings Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Fortrea Holdings Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V42240-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FORTREA HOLDINGS INC. The Board of Directors recommends you vote FOR each of the director nominees listed in proposal 1 ( 1a and 1b) and FOR Proposal 2 and proposal 3: 1. Election of Directors For Against Abstain Nominees: 1a. Edward Pesicka ! ! ! 1b. David Smith ! ! ! For Against Abstain 2. Ratification of the appointment of Deloitte & Touche LLP. ! ! ! 3. Advisory vote to approve compensation for our named executive officers. ! ! ! The Board of Directors recommends you vote 1 Year on the following proposal: 1 Year 2 Years 3 Years Abstain 4. Advisory vote on the frequency of future advisory votes on executive compensation. ! ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V42241-TBD FORTREA HOLDINGS INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 14, 2024 AT 7:30 A.M. THIS PROXY IS SOLICITED BY OF THE BOARD OF DIRECTORS The Stockholder(s) whose signature(s) appear(s) on the reverse side hereby appoint(s) each of Thomas Pike, Jill McConnell, and Stillman Hanson, each with full power of substitution, as proxies to vote all of the shares of stock in FORTREA HOLDINGS INC., (the “Company”) which the Stockholder(s) would be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at The Mayton Inn, 301 South Academy Street, Cary, North Carolina 27511 on May 14, 2024 at 7:30 a.m. local time and at any adjournment or postponement thereof: (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournment or postponement thereof. The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR the election of the nominees listed on the reverse side for the Board of Directors, FOR Proposals 2 and 3 and 1 YEAR on Proposal 4. Whether or not you are able to attend the meeting, you are urged to sign and mail the proxy card in the return envelope so that the stock may be represented at the meeting. Continued and to be signed on reverse side